Filed pursuant to Rule 433(d) - Registration No. 333-132108

Nomura Asset Acceptance Corporation
Alternative Loan Trust, Series 2007-1
Issuing Entity

Mortgage Pass-Through Certificates,
Series 2007-1

Group II Certificates
(ARMs Mortgage Pool)

$807,022,000 (+/- 10%)
(Approximate)

Free Writing Prospectus
May 4, 2007

Nomura Asset Acceptance Corporation
Depositor
Commission File Number: 333-132108

NAAC 2007-1	Free Writing Prospectus	May 4, 2007

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (File No. 333-132108) (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information (defined herein) in this free writing prospectus is preliminary and is subject to completion or change.

The Information (defined herein) in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the definitive free writing prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

This information should be considered only after reading Bear Stearns’ statement regarding Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed the Statement. You may obtain a copy of the Statement from your sales representative

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

STRUCTURAL SUMMARY

All dollar amounts, percentages and other numerical information contained in this Free Writing Prospectus are subject to a permitted variance of plus or minus 10%.

Structure Overview(1)
Class	Initial Principal Balance ($)(2)	Coupon Type	Pricing Speed	WAL (years)(3)	Principal Window (months)(3)	Expected Rating (S&P/Moody's)(4)	Certificate Margin (%)(5)
II-A-1	243,894,000	Floating(6)	30% CPR	1.00	1 - 28	AAA/Aaa	[ ]
II-A-2	67,885,000	Floating(6)	30% CPR	3.00	28 - 48	AAA/Aaa	[ ]
II-A-3	88,846,000	Floating(6)	30% CPR	5.61	48 - 78	AAA/Aaa	[ ]
II-A-4	200,625,000	Floating(6)	30% CPR	2.36	1 - 78	AAA/Aaa	[ ]
II-A-M(7)	150,313,000	Floating(6)	30% CPR	2.36	1 - 78	AAA/Aaa	[ ]
II-M-1	11,826,000	Floating(6)	30% CPR	4.43	39 - 78	AA+/Aa1	[ ]
II-M-2	11,011,000	Floating(6)	30% CPR	4.42	38 - 78	AA+/Aa2	[ ]
II-M-3	6,116,000	Floating(6)	30% CPR	4.40	38 - 78	AA/Aa3	[ ]
II-M-4	5,710,000	Floating(6)	30% CPR	4.40	38 - 78	AA-/A1	[ ]
II-M-5	5,301,000	Floating(6)	30% CPR	4.40	37 - 78	A+/A2	[ ]
II-M-6	4,486,000	Floating(6)	30% CPR	4.37	37 - 78	A/A3	[ ]
II-M-7	4,485,000	Floating(6)	30% CPR	4.37	37 - 78	A-/Baa1	[ ]
II-M-8	6,524,000	Floating(6)	30% CPR	4.23	37 - 78	BBB/Baa3	[ ]

(1)	Calculations contained herein assume a closing date of May 8, 2007.

(2)	Approximate. Subject to a permitted variance of plus or minus 10%.

(3)	Run to the 10% optional termination at the Pricing Speed.

(4)	Final class sizes and ratings may vary and will be contingent on the Group II final pool, excess spread and other structural attributes.

(5)
Represents the Certificate Margin applicable to the related class on or prior to the first possible optional termination date. After the first optional termination date, the Certificate Margin applicable to each class of Group II Offered Certificates will equal the lesser of (a) two times the Certificate Margin shown or (b) 0.50% plus the Certificate Margin shown.

(6)
The pass-through rate for each of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-M, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates for each Distribution Date is a per annum rate equal to the least of (i) the sum of One-Month LIBOR for that Distribution Date plus the related Certificate Margin, (ii) the Net Funds Cap, or in the case of the Class II-A-M Certificates, the Class II-A-M Net Funds Cap, (iii) the Hard Cap Rate and (iv) the Maximum Interest Rate (actual/360, zero-day delay).

(7)
The Class II-A-M Certificates benefit from a certificate guaranty insurance policy issued by the Certificate Insurer. The certificate guaranty insurance policy will unconditionally and irrevocably guarantee certain payments on the Class II-A-M Certificates.

TRANSACTION SUMMARY

Title of Series:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2007-1

Cut-off Date:	April 1, 2007

Closing Date:	On or about May 10, 2007

Depositor:	Nomura Asset Acceptance Corporation

Underwriter:
Bear, Stearns & Co. Inc. as lead manager (the “Lead Manager”), along with Greenwich Capital Markets, Inc. (the “Co-Manager”, together with the Lead Manager, the “Underwriters”) and one or more additional underwriters, if any, specified in any subsequent free writing prospectus or the final Prospectus Supplement.

Sponsor:	Nomura Credit & Capital, Inc.

Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.

Originators:
The principal originator of the Group II Mortgage Loans is Silver State Financial Services, Inc., with respect to approximately 17.55% of the Group II Mortgage Loans. The remaining Group II Mortgage Loans were originated by various originators, none of which originated 10% or more of the Group II Mortgage Loans.

Servicer:	Initially, GMAC Mortgage, LLC. The Sponsor will retain the right to appoint a successor servicer to GMAC Mortgage, LLC.

Trustee and Supplemental
Interest Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, N.A.

Certificate Insurer:	Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation.

Certificate Insurance Policy:
The certificate guaranty insurance policy issued by the Certificate Insurer for the benefit of the holders of the Class II-A-M Certificates. The Certificate Insurer will guarantee the ultimate payment of principal and current interest shortfalls on the Class II-A-M Certificates only, except shortfalls and losses resulting from prepayment interest shortfalls, Relief Act shortfalls and Basis Risk Shortfalls. Ambac’s claims paying ability is rated “AAA” and “Aaa” by S&P and Moody’s, respectively.

Credit Risk Manager:
Wells Fargo Bank, N.A., as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to the Servicer regarding certain delinquent and defaulted Group II Mortgage Loans. The Credit Risk Manager will rely upon Group II Mortgage Loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

Swap Provider:	A swap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the Group II Offered Certificates.

Form of Registration:	The trust will issue the Group II Offered Certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.

Minimum Denomination:	For each class of Group II Offered Certificates, $25,000 and multiples of $1 in excess thereof.

Distribution Date:	The 25th day of each calendar month beginning in May 2007, or if such day is not a business day, then the following business day.

Record Date:
For each class of Group II Offered Certificates and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form; otherwise the Record Date shall be the last business day of the month preceding the month in which such Distribution Date occurs.

Last Scheduled Distribution Date:
The Distribution Date in April 2037 will be the last scheduled Distribution Date for the Group II Offered Certificates. It is possible that the certificate principal balance of any class of Group II Offered Certificates may not be fully paid or reduced to zero by said date.

Certificate Designations:
Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-M Certificates, together with one or more additional classes of certificates of comparable rating or payment priority (together, the “Group II Senior Certificates”).

Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and II-M-8 Certificates, (collectively, the “Group II Mezzanine Certificates”, together, with the Group II Senior Certificates, the “Group II Offered Certificates”).

The trust will consist of additional loan groups and issue additional classes of certificates with respect to those loan groups. Payments received in respect of the Group II Mortgage Loans will be used exclusively for distributions on the Group II Certificates, and will provide no credit support or other credit enhancement to, or source of distributions on the classes of certificates related to the other loan groups. Payments received in respect of the the mortgage loans comprising any additional loan groups will be used exclusively for distributions on the certificates related to those loan groups, and will provide no credit support or other credit enhancement to, or source of distributions on, the Group II Certificates. The optional termination related to the Group II Mortgage Loans (and the Group II Certificates) will be independent of any optional termination related to the additional loan groups (and certificates related to those loan groups).Only the Group II Offered Certificates are publicly offered hereby.

Additional Classes:
The Class II-P, Class II-X and one or more classes of residual certificates will not be publicly offered. Any information with regard to said classes is only provided to enhance the understanding of the Group II Offered Certificates.

Due Period:
For any Distribution Date, the period commencing on the second day of the month preceding the calendar month in which such Distribution Date occurs and ending at the close of business on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date the 14th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Cut-off Date) through the 13th day of the month in which such Distribution Date occurs.

Interest Accrual Period:
The Interest Accrual Period for the Group II Offered Certificates and any Distribution Date will be the period commencing on the immediately preceding Distribution Date (or, with respect to the first Interest Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date. Calculations of interest on the Group II Offered Certificates will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Group II Mortgage Loans (and all properties acquired by the trust in respect of the Group II Mortgage Loans) in the trust and thereby effect early retirement of the Group II Offered Certificates on any Distribution Date in the month in which the aggregate stated principal balance of the Group II Mortgage Loans (and all properties acquired by the trust in respect of such Group II Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date. Notwithstanding the foregoing, the Master Servicer shall not be entitled to exercise its optional termination right to the extent that the depositor creates a net interest margin transaction which includes the Class II-X Certificates or Class II-P Certificates and the notes issued pursuant to such net interest margin transaction are outstanding on the date on which the Master Servicer intends to exercise its optional termination right.

Legal Investment:	It is anticipated that the Group II Senior Certificates and the Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates will be SMMEA eligible.

ERISA Eligibility:
It is anticipated that the Group II Offered Certificates may be purchased by plans subject to Title I of ERISA or Section 4975 of the Code. However, for so long as the Interest Rate Swap Agreement is in effect, prospective plan purchasers must be eligible for the relief available under one or more investor-based exemptions. Prospective purchasers should consult their own counsel.

Taxation - REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The Group II Offered Certificates (exclusive of any right of the Group II Offered Certificates to receive payments from the Basis Risk Shortfall reserve account in respect of any Basis Risk Shortfall or the supplemental interest trust, or the obligation to make payments to the supplemental interest trust) will represent beneficial ownership of “regular interests” in the related REMIC.

The residual certificates will represent the beneficial ownership of a “residual interest” in one or more REMICs.

Certain classes of Group II Offered Certificates may be issued with original issue discount for federal income tax purposes.

Ratings:
The Group II Offered Certificates are expected to be rated by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) with the ratings indicated in the table on page 3 of this Free Writing Prospectus. The Group II Offered Certificates may be rated by additional rating agencies.

Credit Enhancement Structure:
With respect to the Group II Offered Certificates, subordination, excess spread, overcollateralization and the Certificate Insurance Policy for the benefit of the Class II-A-M Certificates. Furthermore, the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are “super senior” to the Class II-A-M Certificates, because the Class II-A-M Certificates are allocated realized losses incurred on the Group II Mortgage Loans which would otherwise be allocable to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates after the certificate principal balances of the Group II Mezzanine Certificates have been reduced to zero and thereby provide additional protection to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates.

Interest Rate Swap Agreement:
The Group II Offered Certificates will also have the benefit of an Interest Rate Swap Agreement. Payments under the Interest Rate Swap Agreement will be available to cover principal and interest losses allocated to the Group II Offered Certificates, restore or maintain overcollateralization at the required level and pay Basis Risk Shortfalls. The Supplemental Interest Trust Trustee will enter into the Interest Rate Swap Agreement with the Swap Provider on the Closing Date. Under the Interest Rate Swap Agreement, on the Distribution Date beginning in May 2007 through the Distribution Date in April 2012 (i) the Securities Administrator (on behalf of a supplemental interest trust (the “Supplemental Interest Trust”) and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) (i) from the Distribution Date beginning in May 2007 and ending immediately following the Distribution Date in April 2009, 5.50% per annum, (ii) from the Distribution Date beginning in May 2009 and ending immediately following the Distribution Date in April 2010, 5.25% per annum, and (iii) from the Distribution Date beginning in May 2010 and ending immediately following the Distribution Date in April 2012, 5.00% per annum, and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Group II Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”) and will be substantially similar to the Scheduled Swap Notional Amount for each Distribution Date set forth in this Free Writing Prospectus in Annex A.

CREDIT ENHANCEMENT

Overcollateralization

The Group II Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Group II Offered Certificates and certain fees and expenses of the trust and the Supplemental Interest Trust. This excess interest will be applied to pay principal on the Group II Offered Certificates entitled to principal in order to create, maintain and restore the required level of overcollateralization. This overcollateralization will be available to absorb losses on the Group II Mortgage Loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the Group II Mortgage Loans to create and maintain the required level of overcollateralization or to absorb losses on the Group II Mortgage Loans.

Overcollateralization Amount

With respect to any Distribution Date, the excess, if any, of (a) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date over (b) the aggregate certificate principal balance of the Group II Offered Certificates on such Distribution Date (after taking into account the payment of 100% of the Principal Remittance Amount on such Distribution Date).

Initial Overcollateralization Amount

As of the Closing Date, the Overcollateralization Amount will be equal to approximately 1.05% of the aggregate loan balance of the Group II Mortgage Loans as of the Cut-off Date.

Targeted Overcollateralization Amount

With respect to any Distribution Date prior to the Stepdown Date, approximately 1.05% of the aggregate loan balance of the Group II Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) approximately 2.10% of the aggregate loan balance of the Group II Mortgage Loans as of the last day of the related Due Period, and (b) 0.35% of the aggregate loan balance of the Group II Mortgage Loans as of the Cut-off Date. With respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for such Distribution Date will be equal to the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Stepdown Date

With respect to the Group II Offered Certificates, the earlier of (i) the date on which the aggregate certificate balances of the Group II Senior Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date in May 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Group II Mortgage Loans, but prior to any distributions to the holders of the Group II Offered Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to approximately 15.70%.

Credit Enhancement Percentage

Initial Expected Credit Enhancement Percentages
Class	Percent	Approximate Expected Initial Credit Enhancement*	Approximate Expected Target Credit Enhancement**
II-A-1 to II-A-4****	-	26.28%	52.56%
A***	92.15%	7.85%	15.70%
II-M-1	1.45%	6.40%	12.80%
II-M-2	1.35%	5.05%	10.10%
II-M-3	0.75%	4.30%	8.60%
II-M-4	0.70%	3.60%	7.20%
II-M-5	0.65%	2.95%	5.90%
II-M-6	0.55%	2.40%	4.80%
II-M-7	0.55%	1.85%	3.70%
II-M-8	0.80%	1.05%	2.10%

* Prior to the Stepdown Date, based on the aggregate loan balance of the Group II Mortgage Loans as of the Cut-off Date.
** After the Stepdown Date, based on the aggregate loan balance of the Group II Mortgage Loans as of such date of determination.
*** Refers to the Group II Senior Certificates collectively.
**** For credit support only. The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 pay down according to Class A targets.
Note: Final class sizes and credit enhancement levels subject to change based on final rating agency requirements.

Triggers

A Trigger Event will occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 40% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative realized losses as a percentage of the original aggregate loan balance of the Group II Mortgage Loans on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Cumulative Loss Percentage
May 2009 - April 2010	0.30%*
May 2010 - April 2011	0.70%*
May 2011 - April 2012	1.20%*
May 2012 - April 2013	1.70%*
May 2013 - April 2014	2.00%*
May 2014 and thereafter	2.05%

*The cumulative loss percentages set forth above are applicable to the first Distribution Date in the corresponding range of Distribution Dates. The cumulative loss percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Rolling Three Month Delinquency Rate

With respect to any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Delinquency Rate

With respect to any calendar month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate loan balance of the Group II Mortgage Loans 60 or more days delinquent (including all Group II Mortgage Loans in bankruptcy or foreclosure and all REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance of the Group II Mortgage Loans as of the close of business on the last day of such month.

Subordination and Allocation of Losses on the Group II Offered Certificates

The Group II Senior Certificates will have a payment priority over the Group II Mezzanine Certificates. Each class of Group II Mezzanine Certificates will be subordinate to each other class of Group II Mezzanine Certificates with a higher payment priority. Losses on the Group II Mortgage Loans will first reduce the available excess interest and then reduce the Overcollateralization Amount. If there is no overcollateralization at that time, losses on the Group II Mortgage Loans will be allocated to the Group II Mezzanine Certificates, in the reverse order of their priority of payment, until the certificate principal balance of each such class has been reduced to zero. The initial subordination amount for the Group II Senior Certificates will be approximately 7.85% of the aggregate loan balance of the Group II Mortgage Loans as of the Cut-off Date. In addition, once the Group II Mezzanine Certificates have been reduced to zero, any subsequent Realized Losses on the Group II Mortgage Loans will be allocated concurrently to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-M Certificates, on a pro rata basis, until the certificate principal balance of each such class has been reduced to zero; provided, however, that, so long as the Class II-A-M Certificates remain outstanding, the pro rata allocation to the Class II-A-M Certificates shall be based on the aggregate certificate principal balance of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-M Certificates. Realized Losses allocated to the Class II-A-M Certificates will be covered by the Certificate Insurance Policy. Realized Losses will not be allocated to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates until the certificate principal balance of the Class II-A-M has been reduced to zero.

Realized Losses on the Group II Mortgage Loans will be allocated in the following order, first, to the Class II-M-8 Certificates, until the certificate principal balance thereof has been reduced to zero; second, to the Class II-M-7 Certificates, until the certificate principal balance thereof has been reduced to zero; third, to the Class II-M-6 Certificates, until the certificate principal balance thereof has been reduced to zero; fourth, to the Class II-M-5 Certificates, until the certificate principal balance thereof has been reduced to zero; fifth, to the Class II-M-4 Certificates, until the certificate principal balance thereof has been reduced to zero; sixth, to the Class II-M-3 Certificates, until the certificate principal balance thereof has been reduced to zero; seventh, to the Class II-M-2 Certificates, until the certificate principal balance thereof has been reduced to zero; eighth, to the Class II-M-1 Certificates, until the certificate principal balance thereof has been reduced to zero and ninth, concurrently to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-M, Certificates, on a pro rata basis, until the certificate principal balance of each such class has been reduced to zero; provided, however, that, so long as the Class II-A-M Certificates remain outstanding, such pro rata allocation to the Class II-A-M Certificates shall be based on the aggregate certificate principal balance of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-M Certificates. Realized Losses allocated to the Class II-A-M Certificates will be covered by the Certificate Insurance Policy.

Realized Loss

Is (a) for any defaulted Group II Mortgage Loan, the excess of the Stated Principal Balance of such defaulted Group II Mortgage Loan over the net liquidation proceeds with respect thereto, (b) for any Group II Mortgage Loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of such Group II Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (c) for any Group II Mortgage Loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on such Group II Mortgage Loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on such Group II Mortgage Loan, discounted monthly at the applicable Mortgage Rate. To the extent the Servicer receives Subsequent Recoveries with respect to any Group II Mortgage Loan, the amount of the Realized Loss with respect to that Group II Mortgage Loan will be reduced to the extent that such Subsequent Recoveries are applied to reduce the certificate principal balance of any class of certificates on any Distribution Date.

Subsequent Recoveries

Shall mean the amounts recovered by the Servicer (net of reimbursable expenses) with respect to a defaulted Group II Mortgage Loan with respect to which a Realized Loss was incurred, after the liquidation or disposition of such Group II Mortgage Loan.

Interest Rate Swap Agreement

The Group II Offered Certificates will have the benefit of an Interest Rate Swap Agreement (the “Interest Rate Swap Agreement”) provided by the Swap Provider commencing on the Distribution Date in May 2007 and terminating immediately following the Distribution Date in April 2012.

HSBC Bank USA, National Association, as Supplemental Interest Trust Trustee, will enter into the Interest Rate Swap Agreement with the Swap Provider. The Supplemental Interest Trust Trustee will appoint Wells Fargo Bank, N.A. as Securities Administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust, whether payable by or to the Swap Provider pursuant to the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date (i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will make a payment (the “Fixed Swap Payment”) to the Swap Provider calculated at a rate equal to 1/12 (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date divided by 360) of the product of (a) (i) from the Distribution Date beginning in May 2007 and ending immediately following the Distribution Date in April 2009, 5.50% per annum, (ii) from the Distribution Date beginning in May 2009 and ending immediately following the Distribution Date in April 2010, 5.25% per annum, and (iii) from the Distribution Date beginning in May 2010 and ending immediately following the Distribution Date in April 2012, 5.00% per annum, and (b) the swap notional amount (the “Swap Notional Amount”) for such Distribution Date, and (ii) the Swap Provider will be obligated to make a payment to the Supplemental Interest Trust for the benefit of the holders of the Group II Offered Certificates (the “Floating Swap Payment”) calculated at a rate equal to the product of (a) One-Month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) and (b) the Swap Notional Amount for such Distribution Date multiplied by (c) a fraction, the numerator of which is the actual number of days elapsed in the applicable Interest Accrual Period and the denominator of which is 360. The Swap Notional Amount for each Distribution Date shall be equal to the scheduled swap notional amount set forth in the Interest Rate Swap Agreement for such Distribution Date (the “Scheduled Swap Notional Amount”) and will be substantially the same as the Scheduled Swap Notional Amount for each Distribution Date occurring during the term of the Interest Rate Swap Agreement set forth in this Free Writing Prospectus on Annex A.

On each Distribution Date, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment, the Swap Provider will make a net swap payment (“Net Swap Payment”) to the Securities Administrator on behalf of the Supplemental Interest Trust, and any such Net Swap Payment will be deposited into a reserve fund and will be available for distribution to the Group II Offered Certificates in respect of any related shortfall amounts, to the extent described herein. If, on any Distribution Date, the Net Swap Payment made by the Swap Provider exceeds the related shortfall amounts payable to the Group II Offered Certificates, such excess will be distributed to the Class II-X Certificates.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator or the Swap Provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a swap termination payment to the Swap Provider, the Supplemental Interest Trust will be required to make a payment to the Securities Administrator in the same amount (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), which amount will be paid by the Supplemental Interest Trust on the related Distribution Date and on any subsequent Distribution Dates until paid in full, prior to any distribution to the Group II Offered Certificates, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the Swap Provider (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), for which payments by the Supplemental Interest Trust to the Securities Administrator will be subordinated to all distributions to the Group II Offered Certificates.

Except as described in the preceding sentence, amounts payable by the trust or Supplemental Interest Trust will be deducted from available funds before distributions to certificateholders.

•	Any Net Swap Payment deposited to the Supplemental Interest Trust by the Swap Provider will be distributed on the related Distribution Date as follows:

(1)
concurrently, to the Group II Senior Certificates pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(2)
to the Certificate Insurer, the portion of the unpaid reimbursement amount that represents the interest portion of any outstanding insured payment, after giving effect to distributions of such amount as described under “Distributions of Monthly Excess Cashflow” on such distribution date;

(3)
sequentially, to the Group II Mezzanine Certificates, in the order of the payment priority for each such class, Current Interest and any Carryforward Interest for each such class and Distribution Date, after giving effect to distributions of such amounts as described under “Distributions of Interest”;

(4)
to the holders of the class or classes of Group II Offered Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain or restore the Targeted Overcollateralization Amount after taking into account distributions made pursuant to clause 2) under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(5)
concurrently to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-M, on a pro rata basis based on the entitlement of each such class, any applicable Deferred Amounts (as defined herein), prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(6)
to the Certificate Insurer, the portion of any unpaid reimbursement amount that represents the principal portion of any outstanding insured payment, after giving effect to distributions of such amount as described under “Distributions of Monthly Excess Cashflow” on such distribution date;

(7)
sequentially, to the Group II Mezzanine Certificates, in the order of the payment priority for each such class, any applicable Deferred Amounts (as defined herein), prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described under “Distribution of Monthly Excess Cashflow” on such Distribution Date;

(8)
to the Group II Senior Certificates, on a pro rata basis based on the entitlement of each such class, and then to the Group II Mezzanine Certificates, on a sequential basis, any applicable Basis Risk Shortfalls, prior to giving effect to any withdrawals from the Basis Risk Shortfall Reserve Fund from amounts available to be paid in respect of Basis Risk Shortfalls as described herein under “Distribution of Monthly Excess Cashflow” on such Distribution Date; and

(9)	to the Class II-X Certificates as provided in the pooling and servicing agreement.

Notwithstanding the foregoing, in no instance will such payments (other than payments made under clause (9) above) be made other than to the extent of realized losses and Basis Risk Shortfalls.

DISTRIBUTIONS OF INTEREST ON THE GROUP II OFFERED CERTIFICATES

Basis Risk Shortfall—With respect to the Group II Offered Certificates and any Distribution Date, the sum of (1) the excess, if any, of the related Current Interest (calculated without regard to the Net Funds Cap or in the case of the Class II-A-M Certificates, the Class II-A-M Net Funds Cap, as applicable) over the related Current Interest (as it may have been limited by the Net Funds Cap or the Class II-A-M Net Funds Cap) for the applicable Distribution Date; (2) any amount described in clause (1) remaining unpaid from prior Distribution Dates; and (3) interest on the amount in clause (2) for the related Interest Accrual Period calculated on the basis of the least of (x) One-Month LIBOR plus the applicable Certificate Margin, (y) the Maximum Interest Rate and (z) the Hard Cap Rate.

Net Interest Shortfalls—Interest Shortfalls net of payments by the Servicer or Master Servicer in respect of compensating interest.

Interest Shortfall—With respect to any Distribution Date, means the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on the Group II Mortgage Loans resulting from (a) prepayments in full received during the related Prepaymetn Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the due date in the month of the Distribution Date and (c) interest payment on certain of the Group II Mortgage Loans being limited pursuant to the provisions of the Servicemembers Civil Relief Act of 2003, as amended.

Carryforward Interest—With respect to each class of Group II Offered Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date; and (B) any unpaid Carryforward Interest for such class from previous Distribution Dates exceeds (y) the amount paid in respect of interest on such class on the immediately preceding Distribution Date; and (2) interest on such amount for the related Interest Accrual Period at the applicable pass-through rate.

Current Interest—With respect to the Group II Offered Certificates and any Distribution Date, the amount of interest accruing at the applicable pass-through rate on the related certificate principal balance during the related Interest Accrual Period; provided, that as to each class of Certificates the Current Interest will be reduced by a pro rata portion of any Net Interest Shortfalls to the extent not covered by excess interest.

Expense Fee Rate—With respect to each Group II Mortgage Loan, equals the sum of (a) the per annum fee rate payable to the Servicer and the Credit Risk Manager and (b) the per annum rate at which the fee payable to any provider of lender paid mortgage insurance, if any, is calculated. The weighted average Expense Fee Rate of the Group II Mortgage Loans is approximately 28.6 basis points, or 0.286%.

Hard Cap Rate—With respect to the Group II Offered Certificates, 11.00%.

Interest Remittance Amount—For any Distribution Date and the Group II Offered Certificates generally the sum, without duplication, of (i) scheduled interest payments (other than payaheads) and advances on the Group II Mortgage Loans for the related Due Period, the interest portion of payaheads previously received and intended for application in the related Due Period and the interest portion of all payoffs and curtailments received on the Group II Mortgage Loans during the related Prepayment Period, less (x) the applicable expense fees with respect to the Group II Mortgage Loans  and (y) unreimbursed advances and other amounts reimbursable to the Servicer, the Master Servicer, the Securities Administrator, the Custodian, the Credit Risk Manager and the Trustee with respect to the Group II Mortgage Loans as provided in the pooling and servicing agreement, to the extent allocable to interest, (ii) compensating interest, (iii) the portion of any substitution adjustment amount and purchase price paid with respect to the Group II Mortgage Loans during the related Due Period, in each case allocable to interest and amounts paid in connection with an optional termination with respect to the Group II Mortgage Loans, up to the amount of the interest portion of the par value for the Group II Mortgage Loans and (iv) net liquidation proceeds and Subsequent Recoveries (net of unreimbursed advances, servicing advances and other expenses, to the extent allocable to interest, and unpaid expense fees) collected with respect to the Group II Mortgage Loans during the related Due Period, to the extent allocable to interest.

Maximum Interest Rate—With respect to any Distribution Date and the Group II Offered Certificates (other than the Class II-A-M Certificates), an annual rate equal to the weighted average of the maximum mortgage rates of the Group II Mortgage Loans as stated in the related mortgage notes, minus the weighted average Expense Fee Rate of the Group II Mortgage Loans, and with respect to the Class II-A-M Certificates, an annual rate equal to the weighted average of the maximum mortgage rates of the Group II Mortgage Loans as stated in the related mortgage notes, minus (a) the weighted average Expense Fee Rate of the Group II Mortgage Loans and (b) any policy premium related to the Class II-A-M Certificates payable to the Certificate Insurer for such Distribution Date times 12 divided by the outstanding certificate principal balance of the Class II-A-M Certificates. The calculation of the Maximum Interest Rate will be based on a 360-day year and the actual number of days elapsed during the related Interest Accrual Period.

Monthly Excess Cashflow—With respect to any Distribution Date, the Monthly Excess Interest (as defined below), plus amounts applied pursuant to clauses I(K) and II(K) under “Distributions of Principal” in this Free Writing Prospectus.

Net Funds Cap—With respect to any Distribution Date and the Group II Offered Certificates (other than the Class II-A-M Certificates),  (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for the Group II Mortgage Loans and such Distribution Date, minus the sum of (x) any Net Swap Payment payable to the Swap Provider on such Distribution Date and (y) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date and (2) 12, and the denominator of which is the outstanding aggregate loan balance of the Group II Mortgage Loans for the immediately preceding Distribution Date, multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

Class II-A-M Net Funds Cap—With respect to any Distribution Date and the Class II-A-M Certificates,  the excess of (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for the Group II Mortgage Loans and such Distribution Date, minus the sum of (x) any Net Swap Payment payable to the Swap Provider on such Distribution Date and (y) any Swap Termination Payment (unless such payment is the result of a Swap Provider Trigger Event and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) payable to the Swap Provider on such Distribution Date and (2) 12, and the denominator of which is the outstanding aggregate loan balance of the Group II Mortgage Loans for the immediately preceding Distribution Date, over (b) a fraction, expressed as a percentage, the numerator of which is the product of (1) any policy premium related to the Class II-A-M Certificates payable to the Certificate Insurer on such Distribution Date and (2) 12, and the denominator of which is the outstanding balance of the Class II-A-M Certificates immediately preceding the distribution date; multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the immediately preceding Interest Accrual Period.

Net Mortgage Rate—With respect to any Group II Mortgage Loan, the interest rate set forth in the related mortgage note minus the Expense Fee Rate.

Optimal Interest Remittance Amount

With respect to any Distribution Date and the Group II Offered Certificates, will be equal to the excess of (i) the product of (1)(x) the weighted average Net Mortgage Rates of the Group II Mortgage Loans as of the first day of the related Due Period divided by (y) 12 and (2) the aggregate loan balance of the Group II Mortgage Loans for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the Group II Mortgage Loans or were not taken into account in computing the Expense Fee Rate.

Distributions of Interest

The pass-through rates for the Group II Offered Certificates are described on page 4 of this Free Writing Prospectus.

With respect to each Distribution Date, to the extent that a Basis Risk Shortfall exists for any class of Group II Offered Certificates, such class will be entitled to the amount of such Basis Risk Shortfall. Such classes will be entitled to receive the amount of any Basis Risk Shortfall in accordance with the priority of payments described below under “Distribution of Monthly Excess Cashflow” and from available amounts on deposit in a reserve fund (the “Basis Risk Shortfall Reserve Fund”), if applicable, and from Net Swap Payments made by the Swap Provider in accordance with the priority set forth above under “Interest Rate Swap Agreement”. The source of funds on deposit in the Basis Risk Shortfall Reserve Fund will be limited to an initial deposit of $1,000 made on the Closing Date and amounts in respect of Monthly Excess Cashflow that would otherwise be paid on the Class II-X Certificates.

On each Distribution Date, the Interest Remittance Amount for such Distribution Date, to the extent of funds in the distribution account, will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

B)   to the Certificate Insurer, the policy premium related to the Class II-A-M Certificates payable to the Certificate Insurer on such Distribution Date;

C)  concurrently, to the Group II Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such class and such Distribution Date;

D)  to the Certificate Insurer, with respect to the Class II-A-M Certificates, any amounts reimbursable to the Certificate Insurer for the interest portion of any related insured payments made pursuant to the insurance agreement and any related unpaid policy premium;

E)  to the Class II-M-1 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

F)  to the Class II-M-2 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

G)  to the Class II-M-3 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

H)  to the Class II-M-4 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

I)  to the Class II-M-5 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

J)  to the Class II-M-6 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

K)  to the Class II-M-7 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date;

L)  to the Class II-M-8 Certificates, Current Interest and Carryforward Interest for such class and such Distribution Date; and

M)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any Interest Remittance Amount remaining after application pursuant to clauses (A) through (L) above (such amount, “Monthly Excess Interest”) for such Distribution Date.

DISTRIBUTIONS OF PRINCIPAL ON THE GROUP II OFFERED CERTIFICATES

Class II-A-4 Allocation Percentage - With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the certificate principal balance of the Class II-A-4 Certificates and the denominator of which is the aggregate certificate principal balance of all of the Group II Senior Certificates, in each case immediately prior to that Distribution Date.

Class II-A-M Allocation Percentage - With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the certificate principal balance of the Class II-A-M Certificates and the denominator of which is the aggregate certificate principal balance of all of the Group II Senior Certificates, in each case immediately prior to that Distribution Date.

Deferred Amount—With respect to the Group II Offered Certificates and any Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the certificate principal balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof and the amount by which the certificate principal balance of any such class has been increased due to the collection of Subsequent Recoveries.

Class II-M-1 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 87.20% and (ii) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Group II Mortgage Loans as of the Cut-off Date.

Class II-M-2 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates and the Class II-M-1 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 89.90% and (ii) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Group II Mortgage Loans as of the Cut-off Date.

Class II-M-3 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates, Class II-M-1 Certificates and Class II-M-2 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 91.40% and (ii) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Group II Mortgage Loans as of the Cut-off Date.

Class II-M-4 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 92.80% and (ii) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Group II Mortgage Loans as of the Cut-off Date.

Class II-M-5 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 94.10% and (ii) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Group II Mortgage Loans as of the Cut-off Date.

Class II-M-6 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 95.20% and (ii) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Group II Mortgage Loans as of the Cut-off Date.

Class II-M-7 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 96.30% and (ii) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Group II Mortgage Loans as of the Cut-off Date.

Class II-M-8 Principal Payment Amount—With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the certificate principal balances of the Group II Senior Certificates, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Certificates, after giving effect to payments on such Distribution Date and (ii) the certificate principal balance of the Class II-M-8 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 97.90% and (ii) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Group II Mortgage Loans as of the Cut-off Date.

Debt Service Reduction—Means a reduction in the amount of the monthly payment due on a Group II Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related mortgagor, except a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation—With respect to any Group II Mortgage Loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under such Group II Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in the permanent forgiveness of principal, which valuation or reduction results from an order of such court that is final and non-appealable in a proceeding initiated under the United States Bankruptcy Code.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate certificate principal balance of the Offered Certificates resulting from the payment of the Principal Remittance Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount

For any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for such date is applied on such Distribution Date in reduction of the aggregate certificate principal balance of the Group II Offered Certificates, exceeds (2) the Targeted Overcollateralization Amount for such Distribution Date.

Principal Payment Amount

For any Distribution Date and the Group II Offered Certificates will be equal to the Principal Remittance Amount for such Distribution Date minus the Overcollateralization Release Amount, if any, for such Distribution Date.

Principal Remittance Amount

For any Distribution Date, is equal to the sum of (i) the scheduled principal payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related determination date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the pooling and servicing agreement) during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections (other than payaheads), including Insurance Proceeds, condemnation proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related prepayment period, to the extent applied as recoveries of principal on the Group II Mortgage Loans; and (iv) the principal portion of payaheads previously received on the Group II Mortgage Loans and intended for application in the related Due Period; less (v) amounts payable or reimbursable to the Servicer, the Master Servicer, the Securities Administrator, the Trustee, the Custodian or the Credit Risk Manager as provided in the pooling and servicing agreement to the extent not paid or reimbursed from the Interest Remittance Amount.

Senior Enhancement Percentage—With respect to any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate certificate principal balance of the Group II Mezzanine Certificates and the Overcollateralization Amount, in each case after giving effect to payments on such Distribution Date, and the denominator of which is the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period).

Senior Principal Payment Amount—For any Distribution Date on or after the Stepdown Date and the Group II Senior Certificates shall be, as long as a Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate certificate principal balance of the Group II Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) approximately 84.30% and (ii) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) and (B) the amount, if any, by which (i) the aggregate loan balance of the Group II Mortgage Loans for such Distribution Date (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) exceeds (ii) 0.35% of the aggregate loan balance of the Group II Mortgage Loans as of the Cut-off Date.

Senior Sequential Allocation Percentage - With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the sum of the certificate principal balances of the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates and the denominator of which is the aggregate certificate principal balance of all of the Group II Senior Certificates, in each case for that Distribution Date.

Distribution of Principal

With respect to the Group II Offered Certificates, the Principal Payment Amount will be paid on each Distribution Date as follows:

I. On each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, the Principal Payment Amount will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) to the extent not paid from the Interest Remittance Amount on such Distribution Date;

B)  concurrently, to the Group II Senior Certificates, in the following order of priority:

i.	the Senior Sequential Allocation Percentage of the remaining Principal Payment Amount, sequentially, in the following order of priority:

1.	to the Class II-A-1 Certificates, until its certificate principal balance has been reduced to zero;

2.	to the Class II-A-2 Certificates, until its certificate principal balance has been reduced to zero; and

3.	to the Class II-A-3 Certificates, until its certificate principal balance has been reduced to zero;

ii.	the Class II-A-4 Allocation Percentage of the remaining Principal Payment Amount, to the Class II-A-4 Certificates, until its certificate principal balance has been reduced to zero;

iii.	the Class II-A-M Allocation Percentage of the remaining Principal Payment Amount, to the Class II-A-M Certificates, until its certificate principal balance has been reduced to zero; and

C)  to the Class II-M-1 Certificates, until its certificate principal balance has been reduced to zero;

D)  to the Class II-M-2 Certificates, until its certificate principal balance has been reduced to zero;

E)  to the Class II-M-3 Certificates, until its certificate principal balance has been reduced to zero;

F)  to the Class II-M-4 Certificates, until its certificate principal balance has been reduced to zero;

G)  to the Class II-M-5 Certificates, until its certificate principal balance has been reduced to zero;

H)  to the Class II-M-6 Certificates, until its certificate principal balance has been reduced to zero;

I)  to the Class II-M-7 Certificates, until its certificate principal balance has been reduced to zero;

J)  to the Class II-M-8 Certificates, until its certificate principal balance has been reduced to zero; and

K)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses I(A) through (J) above.

II. On each Distribution Date (x) on or after the Stepdown Date and (y) with respect to which a Trigger Event is not in effect, the Principal Payment Amount will be paid in the following order of priority:

A)  to the Supplemental Interest Trust, any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) remaining unpaid after the distribution of the Interest Remittance Amount on such Distribution Date;

B)  concurrently, to the Group II Senior Certificates, the Senior Principal Payment Amount, in the following order of priority:

i.	the Senior Sequential Allocation Percentage of the Senior Principal Payment Amount, sequentially, in the following order of priority:

1.	to the Class II-A-1 Certificates, until its certificate principal balance has been reduced to zero;

2.	to the Class II-A-2 Certificates, until its certificate principal balance has been reduced to zero; and

3.	to the Class II-A-3 Certificates, until its certificate principal balance has been reduced to zero;

ii.	to the Class II-A-4 Certificates, the Class II-A-4 Allocation Percentage of the Senior Principal Payment Amount, until its certificate principal balance has been reduced to zero;

iii.	to the Class II-A-M Certificates, the Class II-A-M Allocation Percentage of the Senior Principal Payment Amount, until the certificate principal balance of such class has been reduced to zero; and

C)  to the Class II-M-1 Certificates, the Class II-M-1 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

D)  to the Class II-M-2 Certificates, the Class II-M-2 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

E)  to the Class II-M-3 Certificates, the Class II-M-3 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

F)  to the Class II-M-4 Certificates, the Class II-M-4 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

G)  to the Class II-M-5 Certificates, the Class II-M-5 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

H)  to the Class II-M-6 Certificates, the Class II-M-6 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

I)  to the Class II-M-7 Certificates, the Class II-M-7 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero;

J)  to the Class II-M-8 Certificates, the Class II-M-8 Principal Payment Amount for such Distribution Date until its certificate principal balance has been reduced to zero; and

K)  for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “Distribution of Monthly Excess Cashflow” below, any such Principal Payment Amount remaining after application pursuant to clauses II(A) through (J) above.

The foregoing notwithstanding, on and after the Distribution Date on which the aggregate certificate principal balance of the Group II Mezzanine Certificates has been reduced to zero, distributions to the Group II Senior Certificates will be allocated to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-M Certificates, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Distribution of Monthly Excess Cashflow

On each Distribution Date, the Monthly Excess Cashflow will be distributed in the following order of priority:

1)  to the Certificate Insurer, with respect to the Class II-A-M Certificates, any amounts reimbursable to the Certificate Insurer for any related insured payments made pursuant to the insurance agreement and any related unpaid policy premium;

2)  (A)until the aggregate certificate principal balance of the Group II Offered Certificates equals the aggregate loan balance of the Group II Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and after reduction for realized losses on the Group II Mortgage Loans incurred during the related Due Period) for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Group II Offered Certificates, in the following order of priority:

(i)	concurrently, to the Group II Senior Certificates, in the following order of priority:

1.	the Senior Sequential Allocation Percentage of the Monthly Excess Cashflow, sequentially, in the following order of priority:

a.	to the Class II-A-1 Certificates, until its certificate principal balance has been reduced to zero;

b.	to the Class II-A-2 Certificates, until its certificate principal balance has been reduced to zero; and

c.	to the Class II-A-3 Certificates, until its certificate principal balance has been reduced to zero;

2.	to the Class II-A-4 Certificates, the Class II-A-4 Allocation Percentage of the Monthly Excess Cashflow, until its certificate principal balance has been reduced to zero;

3.	to the Class II-A-M Certificates, the Class II-A-M Allocation Percentage of the Monthly Excess Cashflow, until the certificate principal balance of such class has been reduced to zero; and

(ii)	to the Class II-M-1 Certificates, until its certificate principal balance has been reduced to zero;

(iii)	to the Class II-M-2 Certificates, until its certificate principal balance has been reduced to zero;

(iv)	to the Class II-M-3 Certificates, until its certificate principal balance has been reduced to zero;

(v)	to the Class II-M-4 Certificates, until its certificate principal balance has been reduced to zero;

(vi)	to the Class II-M-5 Certificates, until its certificate principal balance has been reduced to zero;

(vii) to the Class II-M-6 Certificates, until its certificate principal balance has been reduced to zero;

(viii) to the Class II-M-7 Certificates, until its certificate principal balance has been reduced to zero; and

(viii) to the Class II-M-8 Certificates, until its certificate principal balance has been reduced to zero;

(B) on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date set forth above in subclause II under “Distributions of Principal”, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

3)  concurrently, to the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4 and Class II-A-M Certificates, any Deferred Amount for each such class, on a pro rata basis, based on the amount due with respect to each such class;

4)  to the Class II-M-1 Certificates, any Deferred Amount for such class;

5)  to the Class II-M-2 Certificates, any Deferred Amount for such class;

6)  to the Class II-M-3 Certificates, any Deferred Amount for such class;

7)  to the Class II-M-4 Certificates, any Deferred Amount for such class;

8)  to the Class II-M-5 Certificates, any Deferred Amount for such class;

9)  to the Class II-M-6 Certificates, any Deferred Amount for such class;

10)  to the Class II-M-7 Certificates, any Deferred Amount for such class;

11)  to the Class II-M-8 Certificates, any Deferred Amount for such class;

12)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Group II Senior Certificates, concurrently, any Basis Risk Shortfall for each such class, on a pro rata basis based on the entitlement of each such class;

13)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-1 Certificates, any Basis Risk Shortfall for such class;

14)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-2 Certificates, any Basis Risk Shortfall for such class;

15)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-3 Certificates, any Basis Risk Shortfall for such class;

16)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-4 Certificates, any Basis Risk Shortfall for such class;

17)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-5 Certificates, any Basis Risk Shortfall for such class;

18)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-6 Certificates, any Basis Risk Shortfall for such class;

19)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-7 Certificates, any Basis Risk Shortfall for such class;

20)  to the Basis Risk Shortfall Reserve Fund and then from the Basis Risk Shortfall Reserve Fund to the Class II-M-8 Certificates, any Basis Risk Shortfall for such class;

21)  to the Supplemental Interest Trust, any Swap Termination Payment owed to the Swap Provider in the event of a Swap Provider Trigger Event and the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the ISDA Master Agreement) not paid on prior Distribution Dates and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee;

22)  to the Certificate Insurer, any remaining amounts owed to the Certificate Insurer under the insurance agreement;

23)  to the Class II-X Certificates, the amount distributable to such class pursuant to the pooling and servicing agreement; and

24)  to the residual certificates, any remaining amount. It is not anticipated that any amounts will be distributed to the residual certificates under this clause (24).

Notwithstanding the foregoing, distributions pursuant to subparagraphs (3) through (20) above on any Distribution Date will be made after giving effect to payments received pursuant to the Interest Rate Swap Agreement.

ANNEX A
The Scheduled Swap Notional Amount for each Distribution Date during the term of the Interest Rate Swap Agreement will be the related notional amount set forth below.

Distribution Date	Scheduled Swap Notional Amount ($) (subject to a permitted variance of plus or minus 10%)	Swap Rate
5/2007	807,023,563.26	5.50%
6/2007	775,783,907.94	5.50%
7/2007	745,986,156.56	5.50%
8/2007	717,332,932.65	5.50%
9/2007	689,780,275.06	5.50%
10/2007	663,285,911.19	5.50%
11/2007	637,809,192.14	5.50%
12/2007	613,311,030.30	5.50%
1/2008	589,753,839.42	5.50%
2/2008	567,101,476.96	5.50%
3/2008	545,319,188.56	5.50%
4/2008	524,373,554.82	5.50%
5/2008	504,232,439.94	5.50%
6/2008	484,864,942.46	5.50%
7/2008	466,241,347.85	5.50%
8/2008	448,333,082.91	5.50%
9/2008	431,112,671.91	5.50%
10/2008	414,553,694.50	5.50%
11/2008	398,630,745.09	5.50%
12/2008	383,319,393.94	5.50%
1/2009	355,063,191.20	5.50%
2/2009	338,586,799.92	5.50%
3/2009	325,581,728.31	5.50%
4/2009	313,076,179.67	5.50%
5/2009	301,050,967.41	5.25%
6/2009	289,487,641.87	5.25%
7/2009	278,368,462.04	5.25%
8/2009	267,676,368.36	5.25%
9/2009	257,394,956.49	5.25%
10/2009	247,508,452.22	5.25%
11/2009	238,001,687.20	5.25%
12/2009	228,860,075.69	5.25%
1/2010	209,973,114.35	5.25%
2/2010	198,983,335.58	5.25%
3/2010	191,340,413.50	5.25%
4/2010	183,991,054.98	5.25%
5/2010	176,923,984.30	5.00%
6/2010	170,128,358.81	5.00%
7/2010	163,593,752.35	5.00%
8/2010	157,310,139.21	5.00%
9/2010	151,267,878.77	5.00%
10/2010	145,457,700.71	5.00%
11/2010	139,870,690.77	5.00%
12/2010	134,498,277.11	5.00%
1/2011	129,332,217.10	5.00%
2/2011	124,364,584.74	5.00%
3/2011	119,587,758.43	5.00%
4/2011	114,994,409.36	5.00%
5/2011	110,577,490.19	5.00%
6/2011	106,330,224.26	5.00%
7/2011	102,246,095.22	5.00%
8/2011	98,318,837.01	5.00%
9/2011	94,542,424.23	5.00%
10/2011	90,911,062.94	5.00%
11/2011	87,419,181.73	5.00%
12/2011	84,061,423.19	5.00%
1/2012	5,434,739.54	5.00%
2/2012	5,225,991.96	5.00%
3/2012	5,025,262.34	5.00%
4/2012	4,832,242.71	5.00%

ANNEX B

Net Funds Cap for Group II Offered Certificates (other than Class II-A-M Certificates)

Net Funds Cap			Effective Bond Coupon
	Day	Net Funds Cap	30% CPR**
Period	Count	Actual/360 (%)*	Effective Coupon (%)
1	17	12.318	11.000
2	31	6.755	11.000
3	30	6.980	11.000
4	31	6.755	11.000
5	31	6.756	11.000
6	30	6.982	11.000
7	31	6.757	11.000
8	30	6.982	11.000
9	31	6.757	11.000
10	31	6.757	11.000
11	29	7.224	11.000
12	31	6.759	11.000
13	30	6.984	11.000
14	31	6.759	11.000
15	30	6.984	11.000
16	31	6.759	11.000
17	31	6.759	11.000
18	30	6.985	11.000
19	31	6.789	11.000
20	30	7.095	11.000
21	31	6.866	11.000
22	31	6.896	11.000
23	28	7.635	11.000
24	31	6.897	11.000
25	30	7.138	11.000
26	31	6.931	11.000
27	30	7.162	11.000
28	31	6.941	11.000
29	31	6.941	11.000
30	30	7.173	11.000
31	31	6.952	11.000
32	30	7.427	11.000
33	31	7.233	11.000
34	31	7.243	11.000
35	28	8.020	11.000

Net Funds Cap			Effective Bond Coupon
	Day	Net Funds Cap	30% CPR*
Period	Count	Actual/360 (%)*	Effective Coupon (%)
36	31	7.244	11.000
37	30	7.490	11.000
38	31	7.284	11.000
39	30	7.539	11.000
40	31	7.301	11.000
41	31	7.301	11.000
42	30	7.544	11.000
43	31	7.301	11.000
44	30	7.553	11.000
45	31	7.320	11.000
46	31	7.320	11.000
47	28	8.104	11.000
48	31	7.320	11.000
49	30	7.564	11.000
50	31	7.321	11.000
51	30	7.566	11.000
52	31	7.322	11.000
53	31	7.322	11.000
54	30	7.566	11.000
55	31	7.363	11.000
56	30	7.962	11.000
57	31	11.079	11.000
58	31	11.601	11.000
59	29	12.401	11.000
60	31	11.601	11.000

The minimum Net Funds Cap (on an actual/360 basis) after period 60 is 11.601%.
The effective coupon (at the speed indicated) after period 60 is 11.000%.
* Assumptions:
1. Calculated using 30% CPR run to call and flat LIBOR rates of 20%.
2. Prepayment penalties are not included in the calculations.
3. Initial Day Count is based on an assumed closing date of May 8, 2007.
4. Closing date of May 8, 2007 was assumed.

Class II-A-M Certificates Net Funds Cap

Class II-A-M Net Funds Cap			Effective Bond Coupon
	Day	Class II-A-M Net Funds Cap	30% CPR**
Period	Count	Actual/360 (%)*	Effective Coupon (%)
1	17	12.106	11.000
2	31	6.639	11.000
3	30	6.860	11.000
4	31	6.639	11.000
5	31	6.640	11.000
6	30	6.862	11.000
7	31	6.641	11.000
8	30	6.862	11.000
9	31	6.641	11.000
10	31	6.641	11.000
11	29	7.100	11.000
12	31	6.643	11.000
13	30	6.864	11.000
14	31	6.642	11.000
15	30	6.864	11.000
16	31	6.642	11.000
17	31	6.643	11.000
18	30	6.865	11.000
19	31	6.673	11.000
20	30	6.975	11.000
21	31	6.750	11.000
22	31	6.779	11.000
23	28	7.507	11.000
24	31	6.781	11.000
25	30	7.018	11.000
26	31	6.815	11.000
27	30	7.042	11.000
28	31	6.825	11.000
29	31	6.825	11.000
30	30	7.053	11.000
31	31	6.836	11.000
32	30	7.307	11.000
33	31	7.117	11.000
34	31	7.127	11.000
35	28	7.891	11.000

Class II-A-M Net Funds Cap			Effective Bond Coupon
	Day	Class II-A-M Net Funds Cap	30% CPR*
Period	Count	Actual/360 (%)*	Effective Coupon (%)
36	31	7.128	11.000
37	30	7.370	11.000
38	31	7.168	11.000
39	30	7.419	11.000
40	31	7.185	11.000
41	31	7.185	11.000
42	30	7.424	11.000
43	31	7.185	11.000
44	30	7.433	11.000
45	31	7.204	11.000
46	31	7.204	11.000
47	28	7.976	11.000
48	31	7.204	11.000
49	30	7.444	11.000
50	31	7.205	11.000
51	30	7.446	11.000
52	31	7.205	11.000
53	31	7.205	11.000
54	30	7.446	11.000
55	31	7.247	11.000
56	30	7.842	11.000
57	31	10.963	11.000
58	31	11.485	11.000
59	29	12.277	11.000
60	31	11.485	11.000

The minimum Class II-A-M Net Funds Cap (on an actual/360 basis) after period 60 is 11.485%.
The effective coupon (at the speed indicated) after period 60 is 11.000%.
* Assumptions:
1. Calculated using 30% CPR run to call and flat LIBOR rates of 20%.
2. Prepayment penalties are not included in the calculations.
3. Initial Day Count is based on an assumed closing date of May 8, 2007.
4. Closing date of May 8, 2007 was assumed.

ANNEX C

Excess Interest Table

	Excess Interest
Assumptions:	Wtd. Avg. For Year 1	1.808%
1. Calculated at 30% CPR using the LIBOR rates shown below.	Wtd. Avg. For Year 2	1.381%
2. Prepayment penalties are not included in the	Wtd. Avg. For Year 3	1.652%
excess interest calculation.	Wtd. Avg. For Year 4	1.808%
3. Excess interest is net of payments made and received in	Wtd. Avg. For Year 5	1.871%
respect of the Interest Rate Swap Agreement and is calculated as percentage of the aggregate certificate principal balance of
the Group II Offered Certificates.	Wtd. Avg. Thru Year 1	1.808%
4. The initial Interest Accrual Period commences May 8, 2007.	Wtd. Avg. Thru Year 2	1.633%
	Wtd. Avg. Thru Year 3	1.637%
	Wtd. Avg. Thru Year 4	1.660%
	Wtd. Avg. Thru Year 5	1.678%

	Distribution	1 Month	6 Month	1 Year	Excess
Period	Date	Libor (%)	Libor (%)	Libor (%)	Interest (%)
1	5/2007	5.320	5.352	5.271	6.687
2	6/2007	5.336	5.326	5.222	1.242
3	7/2007	5.323	5.288	5.169	1.295
4	8/2007	5.302	5.237	5.114	1.241
5	9/2007	5.258	5.180	5.057	1.242
6	10/2007	5.215	5.119	5.001	1.303
7	11/2007	5.168	5.048	4.948	1.247
8	12/2007	5.104	4.983	4.901	1.313
9	1/2008	5.029	4.919	4.859	1.257
10	2/2008	4.959	4.856	4.821	1.264
11	3/2008	4.899	4.805	4.792	1.408
12	4/2008	4.826	4.762	4.770	1.280
13	5/2008	4.761	4.726	4.752	1.359
14	6/2008	4.726	4.702	4.742	1.297
15	7/2008	4.686	4.683	4.738	1.378
16	8/2008	4.649	4.671	4.736	1.314
17	9/2008	4.638	4.666	4.740	1.320
18	10/2008	4.623	4.664	4.747	1.402
19	11/2008	4.613	4.666	4.754	1.332
20	12/2008	4.615	4.671	4.766	1.419
21	1/2009	4.616	4.680	4.779	1.364
22	2/2009	4.618	4.689	4.792	1.383
23	3/2009	4.626	4.702	4.809	1.677
24	4/2009	4.636	4.717	4.824	1.386
25	5/2009	4.645	4.731	4.839	1.674
26	6/2009	4.662	4.747	4.854	1.574
27	7/2009	4.678	4.764	4.871	1.673
28	8/2009	4.693	4.781	4.886	1.569
29	9/2009	4.709	4.800	4.901	1.567
30	10/2009	4.722	4.815	4.918	1.673
31	11/2009	4.738	4.830	4.932	1.566
32	12/2009	4.757	4.846	4.948	1.711
33	1/2010	4.780	4.861	4.962	1.620
34	2/2010	4.798	4.874	4.974	1.620
35	3/2010	4.807	4.888	4.988	2.010
36	4/2010	4.818	4.901	4.999	1.618
37	5/2010	4.829	4.913	5.010	1.905
38	6/2010	4.842	4.928	5.021	1.728
39	7/2010	4.856	4.940	5.033	1.874
40	8/2010	4.870	4.952	5.044	1.743
41	9/2010	4.884	4.965	5.055	1.736
42	10/2010	4.896	4.974	5.064	1.862
43	11/2010	4.909	4.983	5.074	1.723
44	12/2010	4.919	4.993	5.084	1.857
45	1/2011	4.929	5.001	5.093	1.717
46	2/2011	4.939	5.009	5.102	1.711
47	3/2011	4.945	5.019	5.112	2.148
48	4/2011	4.953	5.029	5.121	1.701
49	5/2011	4.960	5.038	5.130	1.836
50	6/2011	4.971	5.048	5.139	1.695
51	7/2011	4.980	5.057	5.148	1.832
52	8/2011	4.991	5.066	5.157	1.686
53	9/2011	5.000	5.076	5.167	1.682
54	10/2011	5.008	5.083	5.176	1.821
55	11/2011	5.018	5.092	5.186	1.679
56	12/2011	5.026	5.100	5.194	1.859
57	1/2012	5.034	5.109	5.202	1.964
58	2/2012	5.043	5.117	5.212	2.036
59	3/2012	5.050	5.126	5.219	2.532
60	4/2012	5.058	5.136	5.226	2.021

ANNEX D

Sensitivity Table for the Group II Offered Certificates - To Optional Termination

The assumptions for the sensitivity table shown below are as follows:
•	The Pricing Speed (as shown on page 3 hereof) is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain static at 5.32%. 5.35% and 5.25%, respectively; and
•	The Master Servicer exercises its Optional Termination right (as defined herein).
•	Closing date of May 8, 2007 was assumed.

	CPR	15.0%	22.5%	30.0%	37.5%	45.0%	52.5%
Class II-A-1	WAL	2.19	1.40	1.00	0.76	0.60	0.48
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	63	40	28	21	17	14
Class II-A-2	WAL	6.73	4.32	3.00	2.19	1.72	1.38
	Principal Window Begin	63	40	28	21	17	14
	Principal Window End	104	67	48	33	26	21
Class II-A-3	WAL	11.86	7.81	5.61	4.18	3.10	2.37
	Principal Window Begin	104	67	48	33	26	21
	Principal Window End	162	108	78	59	47	38
Class II-A-4	WAL	5.10	3.31	2.36	1.76	1.34	1.05
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	162	108	78	59	47	38
Class II-A-M	WAL	5.10	3.31	2.36	1.76	1.34	1.05
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	162	108	78	59	47	38
Class II-M-1	WAL	8.92	5.83	4.43	3.84	3.73	3.13
	Principal Window Begin	51	37	39	41	44	38
	Principal Window End	162	108	78	59	47	38
Class II-M-2	WAL	8.92	5.83	4.42	3.78	3.59	3.13
	Principal Window Begin	51	37	38	40	42	38
	Principal Window End	162	108	78	59	47	38
Class II-M-3	WAL	8.92	5.84	4.40	3.74	3.50	3.13
	Principal Window Begin	51	37	38	39	41	38
	Principal Window End	162	108	78	59	47	38
Class II-M-4	WAL	8.92	5.83	4.40	3.72	3.45	3.13
	Principal Window Begin	51	37	38	39	40	38
	Principal Window End	162	108	78	59	47	38
Class II-M-5	WAL	8.92	5.83	4.40	3.70	3.41	3.13
	Principal Window Begin	51	37	37	38	39	38
	Principal Window End	162	108	78	59	47	38
Class II-M-6	WAL	8.92	5.83	4.37	3.68	3.37	3.13
	Principal Window Begin	51	37	37	38	39	38
	Principal Window End	162	108	78	59	47	38
Class II-M-7	WAL	8.92	5.84	4.37	3.68	3.33	3.13
	Principal Window Begin	51	37	37	38	38	38
	Principal Window End	162	108	78	59	47	38
Class II-M-8	WAL	8.66	5.65	4.23	3.54	3.22	3.13
	Principal Window Begin	51	37	37	37	37	38
	Principal Window End	162	108	78	59	47	38

Sensitivity Table for the Group II Offered Certificates - To Maturity

The assumptions for the sensitivity table shown below are as follows:
•	The Pricing Speed (as shown on page 3 hereof) is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain static at 5.32%. 5.35% and 5.25% respectively; and
•	The Master Servicer does not exercise its Optional Termination right (as defined herein).
•	Closing date of May 8, 2007 was assumed.

	CPR	15.0%	22.5%	30.0%	37.5%	45.0%	52.5%
Class II-A-1	WAL	2.19	1.40	1.00	0.76	0.60	0.48
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	63	40	28	21	17	14
Class II-A-2	WAL	6.73	4.32	3.00	2.19	1.72	1.38
	Principal Window Begin	63	40	28	21	17	14
	Principal Window End	104	67	48	33	26	21
Class II-A-3	WAL	13.65	9.17	6.64	4.98	3.72	2.71
	Principal Window Begin	104	67	48	33	26	21
	Principal Window End	322	246	185	143	114	91
Class II-A-4	WAL	5.50	3.62	2.59	1.94	1.48	1.13
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	322	246	185	143	114	91
Class II-A-M	WAL	5.50	3.62	2.59	1.94	1.48	1.13
	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	322	246	185	143	114	91
Class II-M-1	WAL	9.66	6.38	4.84	4.16	3.98	4.33
	Principal Window Begin	51	37	39	41	44	49
	Principal Window End	248	173	127	97	77	62
Class II-M-2	WAL	9.61	6.34	4.80	4.08	3.82	3.94
	Principal Window Begin	51	37	38	40	42	45
	Principal Window End	237	164	120	92	73	58
Class II-M-3	WAL	9.55	6.29	4.74	4.01	3.71	3.73
	Principal Window Begin	51	37	38	39	41	43
	Principal Window End	225	154	113	86	68	55
Class II-M-4	WAL	9.48	6.24	4.70	3.96	3.63	3.59
	Principal Window Begin	51	37	38	39	40	42
	Principal Window End	216	147	107	82	65	52
Class II-M-5	WAL	9.39	6.18	4.65	3.89	3.56	3.48
	Principal Window Begin	51	37	37	38	39	41
	Principal Window End	205	140	102	77	61	49
Class II-M-6	WAL	9.27	6.09	4.56	3.82	3.48	3.37
	Principal Window Begin	51	37	37	38	39	40
	Principal Window End	194	131	95	72	57	46
Class II-M-7	WAL	9.10	5.96	4.46	3.75	3.38	3.26
	Principal Window Begin	51	37	37	38	38	39
	Principal Window End	181	122	88	67	53	43
Class II-M-8	WAL	8.67	5.65	4.23	3.54	3.22	3.16
	Principal Window Begin	51	37	37	37	37	38
	Principal Window End	165	110	79	61	48	39

Breakeven CDR Table for the Group II Mezzanine Certificates

The assumptions for the sensitivity table shown below are as follows:
•	The Pricing Speed of 30% CPR is applied;
•	One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR forward curves (as shown in Appendix F) are used;
•	100% advancing of principal and interest;
•	There is a twelve-month lag in recoveries;
•	Priced to maturity with collateral losses calculated through collateral maturity;
•	All payments are presumed to be made to the certificateholders on the 25th day of the month, regardless of business day conventions;
•	Delinquency and cumulative loss triggers have failed; and
•	CDRs presented below are based on the first dollar of loss incurred on such class.
•	Closing date of May 8, 2007 was assumed.

Class	II-M-1	II-M-2	II-M-3	II-M-4
Rating (S/M)	AA+/Aa1	AA+/Aa2	AA/Aa3	AA-/A1

Loss Severity	30%	30%	30%	30%
Default	13.199 CDR	10.783 CDR	9.491 CDR	8.284 CDR
Collateral Loss	8.55%	7.30%	6.58%	5.88%

Loss Severity	40%	40%	40%	40%
Default	9.492 CDR	7.845 CDR	6.945 CDR	6.096 CDR
Collateral Loss	8.78%	7.49%	6.75%	6.03%

Loss Severity	50%	50%	50%	50%
Default	7.408 CDR	6.164 CDR	5.476 CDR	4.823 CDR
Collateral Loss	8.92%	7.61%	6.86%	6.12%

Class	II-M-5	II-M-6	II-M-7	II-M-8
Rating (S/M)	A+/A2	A/A3	A-/Baa1	BBB/Baa3

Loss Severity	30%	30%	30%	30%
Default	7.240 CDR	6.406 CDR	5.610 CDR	4.662 CDR
Collateral Loss	5.25%	4.72%	4.20%	3.56%

Loss Severity	40%	40%	40%	40%
Default	5.355 CDR	4.755 CDR	4.181 CDR	3.497 CDR
Collateral Loss	5.38%	4.84%	4.31%	3.65%

Loss Severity	50%	50%	50%	50%
Default	4.250 CDR	3.780 CDR	3.332 CDR	2.798 CDR
Collateral Loss	5.46%	4.91%	4.37%	3.71%

ANNEX E
GROUP II MORTGAGE LOAN CHARACTERISTICS

The Group II Mortgage Loans are expected to have the following characteristics as of April 1, 2007 (the “Cut-off Date”), subject to a permitted variance of plus or minus 10%:

Characteristics of the Group II Mortgage Loans

Aggregate
Current Mortgage Rate*	7.266%
Current Net Mortgage Rate*	6.980%
Cut-off Date Mortgage Loan Principal Balance	$815,587,229.17
Cut-off Date Average Mortgage Loan Principal Balance	$346,763.28
Mortgage Loan Count	2,352
Original Term (months)*	360
Months Since Origination*	4
Stated Remaining Term (months)*	356
Mortgage Loans with Interest Only Terms	85.06%
Mortgage Loans with Prepay Penalty Terms	66.11%
Original Prepay Penalty Term (months)**	27
Remaining Prepay Penalty Term (months)**	24
Credit Score** ┼	700
Original Loan to Value Ratio*	77.76%
Original Loan to Value Ratio Over 80% Without MI (as a percentage of Group II Mortgage Loans with Original Loan to Value Ratio Over 80%)	10.49%
Documentation Type - Full / Alternative	6.82%
Loan Purpose - Purchase / Rate-Term	76.17%
Occupancy Type - Primary / Second Home	78.62%
Property Type - Single Family Residence / PUD	76.33%
California Concentration	37.45%
Months to Next Rate Adjustment*	55
First Periodic Rate Cap*	5.158%
Subsequent Periodic Rate Cap*	1.350%
Lifetime Rate Cap*	5.337%
Gross Margin*	2.773%
Net Margin*	2.487%
Minimum Mortgage Rate*	2.822%
Maximum Mortgage Rate*	12.603%

* Weighted Average
** Non-zero Weighted Average
┼ Credit Scores are not available for twelve mortgage loans with an aggregate principal balance of $3,408,560 (approximately 0.42% of the Group II Mortgage Loans).

Mortgage Programs

	Pct. Of			Months to
	Pool By			Next Rate		First	Subsequent
	Principal	Principal	Gross	Adjustment	Gross	Periodic	Periodic	Lifetime
Program	Balance	Balance ($)	Coupon (%)	Date	Margin (%)	Rate Cap (%)	Rate Cap (%)	Rate Cap (%)
6 mos Libor - IO	0.16%	$1,301,614.12	7.217%	4	2.531%	3.000%	1.000%	5.779%
2/6 Libor	0.99	8,035,139.77	8.128	18	3.362	3.790	1.280	6.136
2/6 Libor - 30/40 Balloon	0.10	853,011.69	7.794	18	5.213	3.000	1.630	6.630
2/6 Libor - IO	2.86	23,309,734.74	7.448	20	3.256	3.493	1.168	5.818
3/1 Libor - IO	0.22	1,818,325.00	6.117	32	2.250	4.301	2.000	6.000
3/6 Libor	0.54	4,402,417.20	7.357	32	3.548	4.016	1.339	5.851
3/6 Libor - 30/40 Balloon	0.56	4,551,050.50	7.344	31	3.070	5.506	1.835	6.000
3/6 Libor - IO	4.68	38,142,158.55	6.992	31	2.944	4.501	1.506	5.674
5/1 Libor	1.52	12,388,414.46	7.204	55	2.250	5.024	2.000	5.024
5/1 Libor - IO	3.78	30,847,561.79	6.882	55	2.259	5.097	1.987	5.097
5/6 Libor	7.58	61,809,677.72	7.523	56	2.984	5.332	1.328	5.339
5/6 Libor - 30/40 Balloon	2.90	23,666,247.45	7.585	55	3.151	5.584	1.607	5.591
5/6 Libor - IO	67.98	554,403,038.24	7.281	56	2.748	5.277	1.286	5.289
7/1 Libor	0.13	1,092,591.46	6.968	74	2.348	5.000	2.000	5.000
7/1 Libor - IO	0.48	3,900,341.05	7.020	77	2.265	5.118	2.000	5.118
7/6 Libor	0.14	1,154,320.06	6.932	82	2.518	5.000	1.000	5.000
7/6 Libor - 30/40 Balloon	0.06	449,177.62	6.375	80	2.250	6.000	2.000	6.000
7/6 Libor - IO	3.14	25,572,547.12	6.865	81	2.554	5.106	1.088	5.106
10/1 Libor	0.23	1,874,552.49	8.442	116	2.750	5.933	2.000	5.933
10/1 Libor - IO	0.35	2,882,299.46	7.185	117	2.404	5.307	2.000	5.307
10/6 Libor	0.19	1,566,396.47	6.627	118	2.459	5.000	1.000	5.000
10/6 Libor - IO	1.42	11,566,612.21	6.604	118	2.472	5.296	1.296	5.296
Total/Weighted Average	100.00%	$815,587,229.17	7.266%	55	2.773%	5.158%	1.350%	5.337%

Product and Prepayment Penalty of the Mortgage Loans*
	1 - 12 Month	13 - 24 Month	25 - 36 Month	37 - 60 Month	With	No
Product	Penalty	Penalty	Penalty	Penalty	Penalty	Penalty
6 mo Arm	0.00% / 0	0.08% / 18	0.00% / 0	0.00% / 0	48.82% / 18	51.18%
2 year Arm	1.08% / 5	1.98% / 19	0.09% / 30	0.00% / 0	79.73% / 15	20.27
3 year Arm	1.21% / 7	0.34% / 20	3.32% / 32	0.00% / 0	81.37% / 27	18.63
5 year Arm	16.02% / 6	4.63% / 21	32.75% / 32	0.39% / 55	64.22% / 24	35.78
7 year Arm	0.48% / 7	0.15% / 21	1.93% / 34	0.08% / 58	66.91% / 29	33.09
10 year Arm	0.69% / 6	0.00% / 0	0.83% / 34	0.05% / 58	72.02% / 23	27.98
Total/Weighted Average	19.49% / 6	7.18% / 20	38.92% / 32	0.52% / 56	66.11% / 24	33.89%

* Table includes percentage of loans in the deal and the non-zero weighted average remaining prepayment penalty term in months.

Current Rates of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Current Rates of the Group II Mortgage Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
4.001 - 4.250	0.03%	1	$257,699.99	4.250%	621	$257,699.99	74.99%
4.751 - 5.000	0.04	1	288,387.97	4.875	718	288,387.97	68.69
5.251 - 5.500	0.14	3	1,110,900.00	5.444	746	370,300.00	67.12
5.501 - 5.750	0.85	17	6,900,113.71	5.708	731	405,889.04	70.58
5.751 - 6.000	2.49	57	20,327,417.06	5.950	713	356,621.35	74.95
6.001 - 6.250	4.29	86	35,019,263.41	6.195	715	407,200.74	74.36
6.251 - 6.500	8.94	181	72,884,724.96	6.450	702	402,678.04	74.44
6.501 - 6.750	11.83	254	96,511,137.38	6.695	701	379,965.11	77.19
6.751 - 7.000	16.25	347	132,553,725.17	6.925	694	381,999.21	76.88
7.001 - 7.250	9.26	228	75,527,862.78	7.190	700	331,262.56	78.31
7.251 - 7.500	12.19	303	99,409,606.85	7.445	696	328,084.51	78.21
7.501 - 7.750	10.36	253	84,488,142.42	7.697	692	333,945.23	78.16
7.751 - 8.000	9.44	252	77,003,552.86	7.923	705	305,569.65	79.62
8.001 - 8.250	4.56	137	37,168,774.21	8.172	693	271,304.92	79.90
8.251 - 8.500	4.69	109	38,262,813.80	8.425	704	351,034.99	80.36
8.501 - 8.750	2.23	53	18,167,874.45	8.676	689	342,790.08	81.71
8.751 - 9.000	1.78	48	14,551,980.06	8.917	710	303,166.25	82.31
9.001 - 9.250	0.18	6	1,443,037.24	9.148	686	240,506.21	87.27
9.251 - 9.500	0.21	8	1,742,181.40	9.373	692	217,772.68	94.69
9.501 - 9.750	0.11	4	892,913.35	9.573	664	223,228.34	95.88
9.751 - 10.000	0.04	1	299,200.00	9.875	695	299,200.00	80.00
10.001 - 10.250	0.10	3	775,920.10	10.147	688	258,640.03	92.83
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: 4.250%
Maximum: 10.190%
Weighted Average: 7.266%

Current Net Mortgage Rates of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Current Net Mortgage Rates of the Group II	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
3.751 - 4.000	0.03%	1	$257,699.99	4.250%	621	$257,699.99	74.99%
4.251 - 4.500	0.02	1	169,930.61	6.750	710	169,930.61	94.44
4.501 - 4.750	0.04	1	288,387.97	4.875	718	288,387.97	68.69
5.001 - 5.250	0.20	4	1,610,900.00	5.578	729	402,725.00	72.15
5.251 - 5.500	0.85	17	6,900,113.71	5.708	731	405,889.04	70.58
5.501 - 5.750	2.43	56	19,827,417.06	5.952	713	354,061.02	74.74
5.751 - 6.000	4.38	89	35,737,049.68	6.205	715	401,539.88	74.57
6.001 - 6.250	8.99	183	73,357,638.69	6.454	703	400,861.41	74.54
6.251 - 6.500	11.88	255	96,922,054.68	6.704	701	380,086.49	77.36
6.501 - 6.750	16.59	357	135,308,648.69	6.948	695	379,015.82	77.37
6.751 - 7.000	9.71	241	79,199,405.56	7.241	700	328,628.24	78.99
7.001 - 7.250	12.42	313	101,309,236.47	7.461	696	323,671.68	78.43
7.251 - 7.500	10.51	259	85,701,611.41	7.743	692	330,894.25	78.40
7.501 - 7.750	9.35	249	76,298,047.45	7.954	704	306,417.86	79.39
7.751 - 8.000	4.48	137	36,533,083.29	8.190	694	266,664.84	79.70
8.001 - 8.250	4.43	101	36,139,564.10	8.461	703	357,817.47	79.53
8.251 - 8.500	1.80	42	14,684,048.02	8.685	687	349,620.19	78.87
8.501 - 8.750	1.59	38	12,952,862.88	8.919	712	340,864.81	80.99
8.751 - 9.000	0.14	2	1,118,908.78	9.554	692	559,454.39	85.25
9.001 - 9.250	0.04	2	357,632.29	9.437	670	178,816.15	80.00
9.251 - 9.500	0.04	1	288,134.57	9.525	639	288,134.57	100.00
9.501 - 9.750	0.04	1	299,200.00	9.875	695	299,200.00	80.00
9.751 - 10.000	0.04	2	325,653.27	10.087	658	162,826.64	92.55
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: 3.990%
Maximum: 9.865%
Weighted Average: 6.980%

Principal Balances of the Group II Mortgage Loans at Origination

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Principal Balances of the Group II Mortgage Loans at	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Origination ($)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
25,000.01 - 50,000.00	0.02%	3	$123,595.63	8.166%	714	$41,198.54	82.63%
50,000.01 - 75,000.00	0.38	49	3,102,845.36	7.813	707	63,323.37	79.05
75,000.01 - 100,000.00	0.68	62	5,552,044.53	7.633	708	89,549.11	78.14
100,000.01 - 125,000.00	1.49	107	12,126,501.92	7.582	698	113,331.79	80.01
125,000.01 - 150,000.00	2.67	158	21,779,432.58	7.469	694	137,844.51	78.88
150,000.01 - 175,000.00	3.09	155	25,207,159.04	7.523	707	162,626.83	79.06
175,000.01 - 200,000.00	4.36	190	35,564,960.41	7.385	708	187,184.00	79.39
200,000.01 - 225,000.00	4.30	165	35,039,196.83	7.431	699	212,358.77	78.09
225,000.01 - 250,000.00	4.25	146	34,651,484.00	7.213	699	237,338.93	79.62
250,000.01 - 275,000.00	4.70	146	38,352,043.85	7.310	693	262,685.23	78.68
275,000.01 - 350,000.00	10.92	288	89,041,960.78	7.331	696	309,173.47	79.19
350,000.01 - 450,000.00	15.13	309	123,376,527.93	7.142	696	399,276.79	78.49
450,000.01 - 550,000.00	14.70	242	119,894,013.39	7.103	695	495,429.81	78.91
550,000.01 - 650,000.00	8.75	119	71,403,238.52	7.284	700	600,027.21	78.81
650,000.01 - 750,000.00	5.82	68	47,457,197.39	7.153	711	697,899.96	76.72
750,000.01 - 850,000.00	3.70	38	30,192,841.64	7.227	690	794,548.46	76.66
850,000.01 - 950,000.00	3.29	30	26,838,029.35	7.325	695	894,600.98	76.14
950,000.01 - 1,100,000.00	4.56	37	37,202,517.15	7.340	714	1,005,473.44	74.67
1,100,000.01 - 1,250,000.00	1.29	9	10,505,381.17	7.136	712	1,167,264.57	73.04
1,250,000.01 - 1,500,000.00	3.54	21	28,875,402.78	7.426	700	1,375,019.18	72.88
1,500,000.01 - 1,750,000.00	1.22	6	9,981,406.85	7.244	703	1,663,567.81	66.77
1,750,000.01 - 2,000,000.00	0.71	3	5,819,448.07	6.711	746	1,939,816.02	63.33
Greater than or equal to 2,000,000.01	0.43	1	3,500,000.00	7.750	693	3,500,000.00	58.33
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: $40,500.00
Maximum: $3,500,000.00
Average: $347,049.59

Cut-off Date Principal Balances of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Cut-off Date Principal Balances of the Group II	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans ($)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
25,000.01 - 50,000.00	0.02%	3	$123,595.63	8.166%	714	$41,198.54	82.63%
50,000.01 - 75,000.00	0.38	49	3,102,845.36	7.813	707	63,323.37	79.05
75,000.01 - 100,000.00	0.68	62	5,552,044.53	7.633	708	89,549.11	78.14
100,000.01 - 125,000.00	1.50	108	12,251,428.45	7.571	699	113,439.15	80.01
125,000.01 - 150,000.00	2.66	157	21,654,506.05	7.474	694	137,926.79	78.88
150,000.01 - 175,000.00	3.09	155	25,207,159.04	7.523	707	162,626.83	79.06
175,000.01 - 200,000.00	4.36	190	35,564,960.41	7.385	708	187,184.00	79.39
200,000.01 - 225,000.00	4.30	165	35,039,196.83	7.431	699	212,358.77	78.09
225,000.01 - 250,000.00	4.31	148	35,150,895.19	7.219	698	237,506.05	79.59
250,000.01 - 275,000.00	4.67	145	38,115,632.66	7.307	694	262,866.43	78.70
275,000.01 - 350,000.00	10.89	287	88,778,960.78	7.330	696	309,334.36	79.19
350,000.01 - 450,000.00	15.13	309	123,376,527.93	7.142	696	399,276.79	78.49
450,000.01 - 550,000.00	14.70	242	119,894,013.39	7.103	695	495,429.81	78.91
550,000.01 - 650,000.00	8.75	119	71,403,238.52	7.284	700	600,027.21	78.81
650,000.01 - 750,000.00	5.91	69	48,192,072.39	7.143	711	698,435.83	76.70
750,000.01 - 850,000.00	3.70	38	30,192,841.64	7.227	690	794,548.46	76.66
850,000.01 - 950,000.00	3.20	29	26,103,154.35	7.348	695	900,108.77	76.17
950,000.01 - 1,100,000.00	4.56	37	37,202,517.15	7.340	714	1,005,473.44	74.67
1,100,000.01 - 1,250,000.00	1.29	9	10,505,381.17	7.136	712	1,167,264.57	73.04
1,250,000.01 - 1,500,000.00	3.54	21	28,875,402.78	7.426	700	1,375,019.18	72.88
1,500,000.01 - 1,750,000.00	1.22	6	9,981,406.85	7.244	703	1,663,567.81	66.77
1,750,000.01 - 2,000,000.00	0.71	3	5,819,448.07	6.711	746	1,939,816.02	63.33
Greater than or equal to 2,000,000.01	0.43	1	3,500,000.00	7.750	693	3,500,000.00	58.33
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: $40,395.64
Maximum: $3,500,000.00
Average: $346,763.28

Original Terms of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Original Terms of the Group II Mortgage Loans	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
(months)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
360	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: 360 months
Maximum: 360 months
Weighted Average: 360 months

Stated Remaining Terms of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Stated Remaining Terms of the Group II Mortgage	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans (months)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
Greater than or equal to 340	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: 340 months
Maximum: 359 months
Weighted Average: 356 months

Months Since Origination of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Months Since Origination of the Group II Mortgage	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
1	5.77%	113	$47,071,848.81	7.429%	699	$416,565.03	77.22%
2	14.80	319	120,730,186.65	7.181	695	378,464.53	77.28
3	24.29	525	198,081,083.95	7.206	700	377,297.30	76.93
4 - 6	50.88	1,300	414,970,411.33	7.292	701	319,208.01	78.62
7 - 9	3.38	83	27,540,405.65	7.510	703	331,812.12	78.12
10 - 12	0.44	2	3,626,000.00	7.750	695	1,813,000.00	58.74
Greater than or equal to 13	0.44	10	3,567,292.78	5.903	718	356,729.28	63.19
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: 1 month
Maximum: 20 months
Weighted Average: 4 months

Original Interest Only Term of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Original Interest Only Term of the Group II	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans (months)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
None	14.94%	462	$121,842,996.89	7.520%	694	$263,729.43	79.35%
36	0.57	11	4,652,575.00	6.432	740	422,961.36	72.04
60	12.79	284	104,348,008.10	7.262	694	367,422.56	76.81
84	0.56	13	4,607,461.91	6.608	690	354,420.15	68.82
120	71.13	1,582	580,136,187.27	7.225	702	366,710.61	77.71
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Non-zero Minimum: 36 months
Maximum: 120 months
Non-zero Weighted Average: 110 months

Prepay Penalty Original Term of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Prepay Penalty Original Term of the Group II	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans (months)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
None	33.89%	740	$276,369,873.47	7.249%	704	$373,472.80	76.76%
6	6.52	106	53,149,647.37	7.203	695	501,411.77	76.20
7	0.49	8	4,006,567.10	8.095	726	500,820.89	79.25
12	12.48	280	101,800,934.09	7.435	700	363,574.76	76.73
18	0.06	2	487,916.22	6.948	686	243,958.11	82.58
24	7.12	180	58,049,598.93	7.454	688	322,497.77	78.57
36	38.92	1,019	317,457,451.09	7.198	698	311,538.22	79.05
60	0.52	17	4,265,240.90	6.856	700	250,896.52	76.90
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Non-zero Minimum: 6 months
Maximum: 60 months
Non-zero Weighted Average (Original Prepay Penalty Term): 27 months
Non-zero Weighted Average (Remaining Prepay Penalty Term): 24 months

Credit Scores of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Credit Scores of the Group II Mortgage Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
Not Available	0.42%	12	$3,408,560.16	7.843%	N/A	$284,046.68	77.38%
601 - 620	0.42	11	3,455,617.79	7.298	619	314,147.07	72.80
621 - 640	7.10	193	57,877,627.47	7.466	630	299,884.08	77.40
641 - 660	13.94	322	113,683,294.06	7.216	651	353,053.71	77.66
661 - 680	16.33	367	133,150,379.51	7.233	670	362,807.57	77.80
681 - 700	18.27	390	148,997,511.54	7.315	690	382,044.90	77.66
701 - 720	13.47	339	109,848,205.25	7.308	710	324,036.00	78.16
721 - 740	9.75	237	79,492,468.22	7.274	729	335,411.26	77.74
741 - 760	7.73	184	63,064,935.67	7.150	751	342,744.22	78.36
761 - 780	5.89	158	48,047,855.52	7.266	770	304,100.35	77.58
781 - 800	5.41	116	44,159,679.49	7.128	789	380,686.89	77.43
Greater than or equal to 801	1.28	23	10,401,094.49	6.998	807	452,221.50	77.77
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Non-zero Minimum: 613
Maximum: 850
Non-zero Weighted Average: 700

Original Loan-to-Value Ratios of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Original Loan-to-Value Ratios of the Group II	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
Less than or equal to 50.00	1.05%	30	$8,524,009.10	6.437%	708	$284,133.64	41.84%
50.01 - 55.00	0.50	13	4,109,840.26	6.413	687	316,141.56	52.28
55.01 - 60.00	1.07	17	8,735,230.40	7.045	686	513,837.08	58.49
60.01 - 65.00	3.97	60	32,410,603.52	6.739	702	540,176.73	63.35
65.01 - 70.00	6.33	112	51,656,798.12	7.016	698	461,221.41	69.17
70.01 - 75.00	13.08	250	106,697,833.30	7.312	705	426,791.33	74.38
75.01 - 80.00	68.75	1,686	560,695,357.28	7.285	698	332,559.52	79.87
80.01 - 85.00	0.46	12	3,736,136.02	7.147	703	311,344.67	84.44
85.01 - 90.00	2.10	76	17,089,892.03	7.679	700	224,867.00	89.69
90.01 - 95.00	1.20	50	9,770,653.92	8.339	717	195,413.08	94.81
95.01 - 100.00	1.49	46	12,160,875.22	8.086	715	264,366.85	100.00
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: 17.57%
Maximum: 100.00%
Weighted Average: 77.76%

Documentation Type of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Documentation Type of the Group II	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
Full	6.53%	180	$53,223,532.66	6.771%	705	$295,686.29	77.29%
Alternate	0.29	8	2,397,960.47	7.019	678	299,745.06	82.25
Reduced	46.70	1,036	380,874,007.01	7.152	698	367,639.00	77.43
Lite	0.17	4	1,363,350.00	6.798	664	340,837.50	80.00
Stated/Stated	5.97	147	48,651,791.78	7.328	697	330,964.57	77.17
No Ratio	32.06	746	261,474,884.50	7.475	702	350,502.53	79.12
No Documentation	8.29	231	67,601,702.75	7.465	699	292,648.06	74.91
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Loan Purpose of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Loan Purpose of the Group II Mortgage	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
Purchase	66.60%	1,668	$543,183,378.38	7.367%	705	$325,649.51	79.59%
Rate/Term Refinance	9.57	186	78,088,358.82	6.929	691	419,829.89	75.44
Cashout Refinance	23.83	498	194,315,491.97	7.117	688	390,191.75	73.55
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Occupancy Status of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Occupancy Status of the Group II	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
Owner Occupied	69.91%	1,403	$570,195,153.86	7.122%	691	$406,411.37	77.36%
Second Home	8.71	191	70,999,287.61	7.372	720	371,724.02	79.53
Investor	21.38	758	174,392,787.70	7.693	718	230,069.64	78.32
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Property Type of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Property Type of the Group II Mortgage	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
PUD	24.63%	537	$200,867,632.75	7.268%	701	$374,055.18	78.28%
Single Family	51.70	1,210	421,649,965.44	7.246	695	348,471.05	77.12
Condo (Low Rise)	7.07	254	57,646,169.77	7.411	700	226,953.42	80.00
Condo (High Rise)	1.88	48	15,360,701.93	7.347	723	320,014.62	78.79
Condotel	3.86	71	31,450,782.21	7.141	737	442,968.76	79.41
2-Family	6.15	135	50,124,830.89	7.146	700	371,295.04	77.39
3-Family	2.67	53	21,752,592.84	7.394	707	410,426.28	78.19
4-Family	1.95	38	15,871,680.66	7.611	698	417,675.81	76.40
Cooperative	0.07	3	611,270.72	6.894	689	203,756.91	72.67
Townhouse	0.03	3	251,601.96	7.949	730	83,867.32	78.97
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Geographic Distribution of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Geographic Distribution of the Group II	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
California	37.45%	644	$305,461,950.81	7.150%	695	$474,319.80	76.80%
Florida	12.84	331	104,729,027.00	7.391	710	316,401.89	79.36
Nevada	11.01	305	89,813,205.00	7.263	706	294,469.52	78.46
New York	5.62	95	45,846,654.69	6.992	695	482,596.37	78.19
Arizona	4.37	117	35,654,781.02	7.406	711	304,741.72	77.99
New Jesey	3.67	80	29,941,100.65	7.286	685	374,263.76	75.91
Virginia	3.54	87	28,873,931.12	7.125	698	331,884.27	78.34
Maryland	3.10	77	25,302,949.91	7.296	684	328,609.74	79.71
Colorado	2.70	78	22,027,844.73	7.348	702	282,408.27	78.42
Illinois	2.06	68	16,786,827.01	7.594	699	246,865.10	79.77
Other	13.63	470	111,148,957.23	7.496	703	236,487.14	77.54
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Months to Next Rate Adjustment Date of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Months to Next Rate Adjustment Date of	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
the Group II Mortgage Loans	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
1 - 3	0.05%	2	$410,364.12	7.325%	746	$205,182.06	80.00%
4 - 6	0.11	3	891,250.00	7.168	724	297,083.33	74.00
13 - 24	4.41	85	35,977,886.20	7.637	687	423,269.25	75.37
25 - 36	5.53	141	45,133,951.25	6.967	702	320,098.95	78.24
37 - 60	83.76	1,990	683,114,939.66	7.294	700	343,273.84	78.18
61 - 84	3.94	88	32,168,977.31	6.883	702	365,556.56	73.00
85 - 120	2.19	43	17,889,860.63	6.892	709	416,043.27	73.95
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: 3 months
Maximum: 119 months
Weighted Average: 55 months
First Periodic Rate Caps of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
First Periodic Rate Caps of the Group II	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
0.751 - 1.000	0.18%	4	$1,493,654.11	7.050%	745	$373,413.53	74.65%
1.751 - 2.000	0.22	8	1,768,853.21	7.040	725	221,106.65	80.02
2.751 - 3.000	5.90	135	48,115,951.90	7.306	695	356,414.46	78.00
4.501 - 4.750	0.05	1	417,000.00	7.875	815	417,000.00	76.34
4.751 - 5.000	64.58	1,484	526,730,490.25	7.289	701	354,939.68	77.20
5.251 - 5.500	0.06	1	450,000.00	6.625	669	450,000.00	59.60
5.501 - 5.750	0.04	1	335,415.83	8.750	713	335,415.83	80.00
5.751 - 6.000	28.94	717	236,018,163.88	7.210	696	329,174.57	78.99
6.751 - 7.000	0.03	1	257,699.99	4.250	621	257,699.99	74.99
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: 1.000%
Maximum: 7.000%
Weighted Average: 5.158%

Subsequent Periodic Rate Caps of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Subsequent Periodic Rate Caps of the Group II	Principal	Of	Principal	Avg. Gross	Weighted	Avg.	Original
Mortgage Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
0.751 - 1.000	65.03%	1,485	$530,369,941.41	7.319%	700	$357,151.48	77.51%
1.751 - 2.000	34.97	867	285,217,287.76	7.167	698	328,970.34	78.21
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: 1.000%
Maximum: 2.000%
Weighted Average: 1.350%

Lifetime Rate Caps of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Lifetime Rate Caps of the Group II Mortgage	Principal	Of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
2.751 - 3.000	0.01%	1	$97,299.62	6.990%	627	$97,299.62	70.00%
4.751 - 5.000	66.71	1,529	544,109,791.69	7.277	701	355,859.90	77.26
5.251 - 5.500	0.07	2	599,799.69	6.844	682	299,899.85	64.43
5.501 - 5.750	0.04	1	335,415.83	8.750	713	335,415.83	80.00
5.751 - 6.000	32.66	808	266,361,361.05	7.238	696	329,655.15	78.81
6.751 - 7.000	0.50	11	4,083,561.29	7.525	689	371,232.84	77.09
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: 3.000%
Maximum: 7.000%
Weighted Average: 5.337%

Gross Margin of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Gross Margin of the Group II Mortgage Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
2.001 - 2.250	36.63%	860	$298,772,410.39	7.249%	708	$347,409.78	76.61%
2.251 - 2.500	23.09	441	188,297,773.89	6.692	699	426,979.08	76.20
2.501 - 2.750	11.63	301	94,882,990.54	7.455	693	315,225.88	78.08
2.751 - 3.000	8.04	207	65,600,560.73	7.491	687	316,910.92	79.93
3.001 - 3.250	5.05	122	41,183,999.15	7.295	698	337,573.76	79.24
3.251 - 3.500	2.89	86	23,591,672.36	7.556	690	274,321.77	79.66
3.501 - 3.750	2.76	66	22,515,478.54	8.102	705	341,143.61	83.30
3.751 - 4.000	3.22	87	26,232,607.01	7.926	685	301,524.22	81.20
4.001 - 4.250	1.35	36	11,020,775.58	8.385	702	306,132.66	80.63
4.251 - 4.500	0.75	16	6,152,587.28	7.928	705	384,536.71	82.95
4.501 - 4.750	0.55	12	4,449,741.47	8.417	706	370,811.79	84.94
4.751 - 5.000	3.06	93	24,946,719.30	7.630	688	268,244.29	78.81
5.001 - 5.250	0.35	9	2,819,199.68	7.622	710	313,244.41	83.04
5.251 - 5.500	0.09	4	695,600.79	8.291	665	173,900.20	84.72
5.501 - 5.750	0.15	3	1,256,197.04	8.069	717	418,732.35	73.50
5.751 - 6.000	0.07	2	600,000.00	8.308	732	300,000.00	80.00
6.001 - 6.250	0.07	1	537,266.30	7.725	652	537,266.30	80.00
6.751 - 7.000	0.11	3	884,849.12	7.737	652	294,949.71	77.55
7.001 - 7.250	0.02	1	126,800.00	8.250	692	126,800.00	80.00
7.251 - 7.500	0.09	1	732,000.00	8.900	716	732,000.00	80.00
7.501 - 7.750	0.04	1	288,000.00	8.150	666	288,000.00	80.00
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: 2.250%
Maximum: 7.750%
Weighted Average: 2.773%

Minimum Mortgage Rates of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Minimum Mortgage Rates of the Group II Mortgage	Principal	Of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
2.001 - 2.250	33.33%	743	$271,829,787.01	7.200%	706	$365,854.36	76.38%
2.251 - 2.500	23.97	471	195,495,894.38	6.722	699	415,065.59	76.28
2.501 - 2.750	12.03	316	98,144,954.81	7.463	695	310,585.30	78.10
2.751 - 3.000	8.77	241	71,542,618.15	7.533	690	296,857.34	80.00
3.001 - 3.250	5.32	134	43,388,131.13	7.342	699	323,792.02	79.16
3.251 - 3.500	3.22	93	26,234,122.34	7.651	698	282,087.34	79.58
3.501 - 3.750	2.76	66	22,515,478.54	8.102	705	341,143.61	83.30
3.751 - 4.000	3.24	88	26,412,094.94	7.933	685	300,137.44	81.16
4.001 - 4.250	1.32	35	10,771,975.58	8.395	702	307,770.73	80.64
4.251 - 4.500	0.70	17	5,722,292.83	7.935	693	336,605.46	82.48
4.501 - 4.750	0.61	13	4,965,348.01	8.268	697	381,949.85	85.10
4.751 - 5.000	3.06	93	24,946,719.30	7.630	688	268,244.29	78.81
5.001 - 5.250	0.35	9	2,819,199.68	7.622	710	313,244.41	83.04
5.251 - 5.500	0.09	4	695,600.79	8.291	665	173,900.20	84.72
5.501 - 5.750	0.28	5	2,301,678.80	8.019	721	460,335.76	75.24
5.751 - 6.000	0.07	2	600,000.00	8.308	732	300,000.00	80.00
6.001 - 6.250	0.12	2	1,015,752.31	7.030	666	507,876.16	80.00
6.501 - 6.750	0.10	3	782,399.00	6.729	673	260,799.67	80.00
6.751 - 7.000	0.19	4	1,573,387.97	6.663	678	393,346.99	75.53
7.001 - 7.250	0.07	3	587,200.00	7.368	709	195,733.33	80.00
7.251 - 7.500	0.11	2	899,200.00	8.640	715	449,600.00	80.00
7.501 - 7.750	0.10	2	836,000.00	7.806	735	418,000.00	80.00
7.751 - 8.000	0.12	4	954,044.48	7.895	713	238,511.12	82.83
8.501 - 8.750	0.05	1	393,500.00	8.750	668	393,500.00	71.55
10.001 - 10.250	0.02	1	159,849.12	10.125	633	159,849.12	90.00
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: 2.250%
Maximum: 10.125%
Weighted Average: 2.822%

Maximum Mortgage Rates of the Group II Mortgage Loans

	Pct. Of						Weighted
	Pool By	Number		Weighted	Non-zero		Avg.
Maximum Mortgage Rates of the Group II Mortgage	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original
Loans (%)	Balance	Loans	Balance ($)	Coupon (%)	Avg. FICO	Balance ($)	LTV (%)
9.751 - 10.000	0.01%	1	$97,299.62	6.990%	627	$97,299.62	70.00%
10.251 - 10.500	0.14	3	1,110,900.00	5.444	746	370,300.00	67.12
10.501 - 10.750	0.67	15	5,440,114.96	5.707	719	362,674.33	71.92
10.751 - 11.000	1.64	39	13,366,532.09	5.955	708	342,731.59	75.91
11.001 - 11.250	3.14	60	25,594,664.96	6.179	711	426,577.75	75.51
11.251 - 11.500	5.53	104	45,070,533.26	6.447	700	433,370.51	72.72
11.501 - 11.750	8.33	164	67,967,325.80	6.681	709	414,434.91	76.19
11.751 - 12.000	11.37	251	92,768,606.15	6.844	695	369,596.04	76.54
12.001 - 12.250	6.24	154	50,858,861.79	6.998	710	330,252.35	77.38
12.251 - 12.500	12.09	281	98,627,200.69	7.168	701	350,986.48	77.42
12.501 - 12.750	10.28	252	83,848,040.75	7.331	693	332,730.32	78.61
12.751 - 13.000	12.76	295	104,034,813.04	7.474	702	352,660.38	77.96
13.001 - 13.250	7.54	202	61,506,091.94	7.624	693	304,485.60	78.50
13.251 - 13.500	6.91	170	56,354,561.88	7.940	697	331,497.42	79.38
13.501 - 13.750	5.21	122	42,529,042.46	7.972	687	348,598.71	78.17
13.751 - 14.000	3.68	105	30,047,552.24	8.275	706	286,167.16	81.01
14.001 - 14.250	1.06	32	8,679,693.44	8.165	687	271,240.42	81.46
14.251 - 14.500	1.41	43	11,468,631.16	8.432	698	266,712.35	84.68
14.501 - 14.750	0.81	24	6,598,733.16	8.620	694	274,947.22	87.42
14.751 - 15.000	0.42	14	3,414,059.67	8.913	686	243,861.41	90.39
15.001 - 15.250	0.34	10	2,777,325.50	8.690	700	277,732.55	82.77
15.251 - 15.500	0.12	3	964,016.16	9.337	698	321,338.72	100.00
15.501 - 15.750	0.08	3	655,508.35	9.554	647	218,502.78	96.20
15.751 - 16.000	0.13	2	1,031,200.00	9.183	710	515,600.00	80.00
16.001 - 16.250	0.10	3	775,920.10	10.147	688	258,640.03	92.83
Total/Weighted Average	100.00%	2,352	$815,587,229.17	7.266%	700	$346,763.28	77.76%

Minimum: 9.990%
Maximum: 16.190%
Weighted Average: 12.603%

ANNEX F
FORWARD LIBOR CURVES

Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
5/2007	5.320	5.352	5.271	7/2011	4.980	5.057	5.148
6/2007	5.336	5.326	5.222	8/2011	4.991	5.066	5.157
7/2007	5.323	5.288	5.169	9/2011	5.000	5.076	5.167
8/2007	5.302	5.237	5.114	10/2011	5.008	5.083	5.176
9/2007	5.258	5.180	5.057	11/2011	5.018	5.092	5.186
10/2007	5.215	5.119	5.001	12/2011	5.026	5.100	5.194
11/2007	5.168	5.048	4.948	1/2012	5.034	5.109	5.202
12/2007	5.104	4.983	4.901	2/2012	5.043	5.117	5.212
1/2008	5.029	4.919	4.859	3/2012	5.050	5.126	5.219
2/2008	4.959	4.856	4.821	4/2012	5.058	5.136	5.226
3/2008	4.899	4.805	4.792	5/2012	5.067	5.145	5.235
4/2008	4.826	4.762	4.770	6/2012	5.077	5.154	5.242
5/2008	4.761	4.726	4.752	7/2012	5.085	5.161	5.249
6/2008	4.726	4.702	4.742	8/2012	5.094	5.171	5.258
7/2008	4.686	4.683	4.738	9/2012	5.103	5.177	5.264
8/2008	4.649	4.671	4.736	10/2012	5.111	5.183	5.271
9/2008	4.638	4.666	4.740	11/2012	5.119	5.190	5.278
10/2008	4.623	4.664	4.747	12/2012	5.125	5.195	5.284
11/2008	4.613	4.666	4.754	1/2013	5.132	5.202	5.291
12/2008	4.615	4.671	4.766	2/2013	5.138	5.208	5.297
1/2009	4.616	4.680	4.779	3/2013	5.142	5.214	5.303
2/2009	4.618	4.689	4.792	4/2013	5.148	5.222	5.309
3/2009	4.626	4.702	4.809	5/2013	5.154	5.229	5.315
4/2009	4.636	4.717	4.824	6/2013	5.161	5.235	5.320
5/2009	4.645	4.731	4.839	7/2013	5.169	5.241	5.326
6/2009	4.662	4.747	4.854	8/2013	5.176	5.248	5.331
7/2009	4.678	4.764	4.871	9/2013	5.182	5.253	5.335
8/2009	4.693	4.781	4.886	10/2013	5.188	5.257	5.341
9/2009	4.709	4.800	4.901	11/2013	5.194	5.263	5.344
10/2009	4.722	4.815	4.918	12/2013	5.198	5.266	5.348
11/2009	4.738	4.830	4.932	1/2014	5.204	5.270	5.354
12/2009	4.757	4.846	4.948	2/2014	5.208	5.273	5.358
1/2010	4.780	4.861	4.962	3/2014	5.210	5.277	5.363
2/2010	4.798	4.874	4.974	4/2014	5.216	5.282	5.368
3/2010	4.807	4.888	4.988	5/2014	5.217	5.285	5.374
4/2010	4.818	4.901	4.999	6/2014	5.221	5.290	5.380
5/2010	4.829	4.913	5.010	7/2014	5.224	5.295	5.389
6/2010	4.842	4.928	5.021	8/2014	5.228	5.301	5.395
7/2010	4.856	4.940	5.033	9/2014	5.234	5.307	5.403
8/2010	4.870	4.952	5.044	10/2014	5.238	5.314	5.411
9/2010	4.884	4.965	5.055	11/2014	5.244	5.321	5.418
10/2010	4.896	4.974	5.064	12/2014	5.251	5.329	5.427
11/2010	4.909	4.983	5.074	1/2015	5.258	5.338	5.435
12/2010	4.919	4.993	5.084	2/2015	5.266	5.346	5.443
1/2011	4.929	5.001	5.093	3/2015	5.273	5.354	5.451
2/2011	4.939	5.009	5.102	4/2015	5.283	5.364	5.458
3/2011	4.945	5.019	5.112	5/2015	5.291	5.371	5.465
4/2011	4.953	5.029	5.121	6/2015	5.301	5.379	5.471
5/2011	4.960	5.038	5.130	7/2015	5.308	5.386	5.478
6/2011	4.971	5.048	5.139	8/2015	5.315	5.393	5.484

Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
9/2015	5.323	5.400	5.491	11/2019	5.542	5.603	5.669
10/2015	5.329	5.405	5.496	12/2019	5.542	5.599	5.666
11/2015	5.336	5.410	5.501	1/2020	5.542	5.596	5.664
12/2015	5.342	5.415	5.507	2/2020	5.539	5.589	5.662
1/2016	5.348	5.421	5.513	3/2020	5.534	5.584	5.662
2/2016	5.354	5.426	5.518	4/2020	5.529	5.581	5.662
3/2016	5.357	5.431	5.524	5/2020	5.521	5.576	5.662
4/2016	5.362	5.437	5.529	6/2020	5.516	5.574	5.666
5/2016	5.366	5.442	5.535	7/2020	5.510	5.574	5.671
6/2016	5.372	5.449	5.542	8/2020	5.508	5.576	5.677
7/2016	5.377	5.454	5.548	9/2020	5.507	5.580	5.685
8/2016	5.384	5.460	5.555	10/2020	5.507	5.584	5.694
9/2016	5.389	5.466	5.563	11/2020	5.510	5.591	5.702
10/2016	5.394	5.471	5.570	12/2020	5.514	5.599	5.711
11/2016	5.401	5.477	5.577	1/2021	5.520	5.610	5.718
12/2016	5.406	5.484	5.585	2/2021	5.529	5.620	5.725
1/2017	5.412	5.491	5.591	3/2021	5.537	5.633	5.731
2/2017	5.419	5.499	5.598	4/2021	5.549	5.644	5.735
3/2017	5.423	5.508	5.603	5/2021	5.561	5.652	5.737
4/2017	5.430	5.516	5.607	6/2021	5.575	5.661	5.738
5/2017	5.440	5.524	5.610	7/2021	5.585	5.664	5.737
6/2017	5.450	5.532	5.613	8/2021	5.593	5.667	5.736
7/2017	5.458	5.536	5.614	9/2021	5.599	5.668	5.733
8/2017	5.467	5.541	5.614	10/2021	5.602	5.665	5.729
9/2017	5.473	5.543	5.614	11/2021	5.605	5.661	5.724
10/2017	5.476	5.542	5.612	12/2021	5.603	5.654	5.719
11/2017	5.480	5.542	5.612	1/2022	5.600	5.648	5.714
12/2017	5.481	5.540	5.609	2/2022	5.595	5.641	5.709
1/2018	5.482	5.537	5.608	3/2022	5.585	5.635	5.703
2/2018	5.479	5.533	5.607	4/2022	5.577	5.631	5.699
3/2018	5.475	5.529	5.607	5/2022	5.570	5.626	5.695
4/2018	5.472	5.527	5.608	6/2022	5.566	5.623	5.692
5/2018	5.467	5.526	5.612	7/2022	5.562	5.619	5.688
6/2018	5.463	5.525	5.614	8/2022	5.560	5.616	5.684
7/2018	5.460	5.525	5.618	9/2022	5.555	5.612	5.680
8/2018	5.459	5.528	5.625	10/2022	5.551	5.607	5.677
9/2018	5.459	5.531	5.630	11/2022	5.548	5.604	5.673
10/2018	5.461	5.534	5.637	12/2022	5.544	5.600	5.669
11/2018	5.464	5.541	5.644	1/2023	5.541	5.597	5.666
12/2018	5.467	5.547	5.651	2/2023	5.538	5.593	5.663
1/2019	5.473	5.556	5.657	3/2023	5.533	5.589	5.659
2/2019	5.479	5.565	5.664	4/2023	5.531	5.588	5.657
3/2019	5.485	5.573	5.669	5/2023	5.528	5.584	5.654
4/2019	5.497	5.583	5.673	6/2023	5.524	5.581	5.650
5/2019	5.506	5.591	5.676	7/2023	5.520	5.577	5.647
6/2019	5.515	5.597	5.678	8/2023	5.518	5.575	5.644
7/2019	5.524	5.601	5.678	9/2023	5.514	5.571	5.640
8/2019	5.531	5.604	5.676	10/2023	5.511	5.567	5.637
9/2019	5.536	5.606	5.674	11/2023	5.508	5.565	5.635
10/2019	5.540	5.605	5.672	12/2023	5.504	5.561	5.631

Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
1/2024	5.503	5.559	5.628	3/2028	5.390	5.447	5.516
2/2024	5.499	5.555	5.625	4/2028	5.389	5.446	5.513
3/2024	5.495	5.552	5.622	5/2028	5.387	5.443	5.511
4/2024	5.494	5.550	5.619	6/2028	5.385	5.441	5.509
5/2024	5.489	5.547	5.616	7/2028	5.382	5.439	5.506
6/2024	5.487	5.545	5.614	8/2028	5.381	5.437	5.504
7/2024	5.485	5.541	5.611	9/2028	5.378	5.434	5.501
8/2024	5.481	5.539	5.608	10/2028	5.376	5.431	5.499
9/2024	5.479	5.536	5.606	11/2028	5.374	5.429	5.498
10/2024	5.476	5.532	5.604	12/2028	5.371	5.427	5.494
11/2024	5.473	5.531	5.600	1/2029	5.370	5.424	5.492
12/2024	5.471	5.527	5.598	2/2029	5.367	5.422	5.489
1/2025	5.469	5.525	5.596	3/2029	5.364	5.419	5.487
2/2025	5.466	5.522	5.593	4/2029	5.363	5.418	5.485
3/2025	5.462	5.520	5.591	5/2029	5.360	5.416	5.483
4/2025	5.462	5.520	5.588	6/2029	5.358	5.413	5.480
5/2025	5.458	5.516	5.586	7/2029	5.355	5.411	5.477
6/2025	5.456	5.514	5.584	8/2029	5.353	5.409	5.476
7/2025	5.454	5.512	5.582	9/2029	5.351	5.406	5.472
8/2025	5.452	5.510	5.579	10/2029	5.349	5.403	5.470
9/2025	5.450	5.507	5.577	11/2029	5.347	5.401	5.467
10/2025	5.447	5.504	5.575	12/2029	5.344	5.398	5.465
11/2025	5.445	5.502	5.573	1/2030	5.342	5.396	5.462
12/2025	5.443	5.500	5.571	2/2030	5.339	5.393	5.460
1/2026	5.441	5.498	5.569	3/2030	5.336	5.391	5.457
2/2026	5.439	5.496	5.567	4/2030	5.336	5.389	5.455
3/2026	5.436	5.494	5.566	5/2030	5.332	5.386	5.452
4/2026	5.435	5.494	5.564	6/2030	5.330	5.384	5.450
5/2026	5.433	5.491	5.562	7/2030	5.328	5.382	5.447
6/2026	5.432	5.490	5.560	8/2030	5.325	5.379	5.444
7/2026	5.429	5.487	5.558	9/2030	5.323	5.377	5.442
8/2026	5.427	5.486	5.556	10/2030	5.320	5.373	5.440
9/2026	5.426	5.485	5.555	11/2030	5.318	5.371	5.437
10/2026	5.423	5.482	5.553	12/2030	5.315	5.368	5.434
11/2026	5.422	5.480	5.551	1/2031	5.313	5.366	5.432
12/2026	5.420	5.478	5.550	2/2031	5.310	5.363	5.429
1/2027	5.419	5.477	5.547	3/2031	5.307	5.361	5.426
2/2027	5.418	5.475	5.545	4/2031	5.306	5.360	5.425
3/2027	5.415	5.473	5.543	5/2031	5.303	5.356	5.421
4/2027	5.414	5.472	5.541	6/2031	5.301	5.354	5.418
5/2027	5.412	5.469	5.539	7/2031	5.298	5.352	5.416
6/2027	5.411	5.469	5.537	8/2031	5.295	5.349	5.413
7/2027	5.408	5.465	5.534	9/2031	5.294	5.346	5.410
8/2027	5.406	5.463	5.532	10/2031	5.290	5.343	5.406
9/2027	5.404	5.462	5.530	11/2031	5.288	5.341	5.403
10/2027	5.402	5.458	5.528	12/2031	5.286	5.337	5.400
11/2027	5.401	5.456	5.525	1/2032	5.282	5.335	5.396
12/2027	5.397	5.454	5.523	2/2032	5.280	5.331	5.393
1/2028	5.396	5.452	5.521	3/2032	5.277	5.328	5.390
2/2028	5.394	5.449	5.519	4/2032	5.275	5.325	5.385

Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)	Date	1 Mo LIBOR (%)	6 Mo LIBOR (%)	1 Yr LIBOR (%)
5/2032	5.271	5.321	5.382	7/2036	5.171	5.228	5.298
6/2032	5.268	5.318	5.378	8/2036	5.171	5.228	5.298
7/2032	5.264	5.314	5.375	9/2036	5.171	5.228	5.298
8/2032	5.260	5.311	5.371	10/2036	5.170	5.228	5.298
9/2032	5.257	5.308	5.369	11/2036	5.171	5.228	5.298
10/2032	5.253	5.303	5.365	12/2036	5.171	5.228	5.299
11/2032	5.250	5.300	5.361	1/2037	5.171	5.229	5.299
12/2032	5.246	5.296	5.358	2/2037	5.172	5.229	5.299
1/2033	5.243	5.293	5.355	3/2037	5.171	5.229	5.300
2/2033	5.240	5.290	5.352	4/2037	5.172	5.231	5.300
3/2033	5.235	5.286	5.349
4/2033	5.234	5.285	5.347
5/2033	5.230	5.281	5.344
6/2033	5.228	5.279	5.342
7/2033	5.224	5.276	5.339
8/2033	5.223	5.274	5.336
9/2033	5.219	5.271	5.333
10/2033	5.216	5.267	5.331
11/2033	5.214	5.265	5.329
12/2033	5.211	5.263	5.327
1/2034	5.209	5.261	5.325
2/2034	5.207	5.258	5.323
3/2034	5.203	5.256	5.321
4/2034	5.202	5.255	5.319
5/2034	5.201	5.253	5.317
6/2034	5.198	5.251	5.315
7/2034	5.196	5.249	5.314
8/2034	5.195	5.248	5.312
9/2034	5.192	5.246	5.311
10/2034	5.190	5.243	5.309
11/2034	5.189	5.242	5.309
12/2034	5.187	5.240	5.307
1/2035	5.187	5.239	5.305
2/2035	5.184	5.238	5.304
3/2035	5.182	5.236	5.303
4/2035	5.182	5.236	5.303
5/2035	5.180	5.235	5.302
6/2035	5.179	5.234	5.301
7/2035	5.178	5.233	5.300
8/2035	5.177	5.233	5.300
9/2035	5.176	5.232	5.299
10/2035	5.176	5.230	5.299
11/2035	5.175	5.230	5.298
12/2035	5.173	5.229	5.298
1/2036	5.174	5.229	5.298
2/2036	5.173	5.228	5.298
3/2036	5.171	5.228	5.297
4/2036	5.172	5.229	5.297
5/2036	5.171	5.228	5.297
6/2036	5.171	5.228	5.297

Contact Information

Bear Stearns’ Banking Contacts

Name:	Telephone:	E-Mail:
Matthew Perkins Senior Managing Director, Banking	(212) 272-7977	mperkins@bear.com

Sally Kawana Managing Director, Banking	(212) 272-3509	skawana@bear.com

Derek Schaible Associate Director, Structuring	(212) 272-5451	dschaible@bear.com

Andrew Wernick Vice-President, Structuring	(212) 272-5451	awernick@bear.com

Jacquelyn Amato Analyst, Collateral	(212) 272-9529	jamato@bear.com

Bear Stearns’ Trading Contacts

Name:	Telephone:	E-Mail:
Paul Van Lingen Senior Managing Director, Trading	(212) 272-6375	pvanlingen@bear.com

Carol Fuller Senior Managing Director, Syndicate	(212) 272-4955	cfuller@bear.com

Jayme Fagas Managing Director, Syndicate	(212) 272-4955	jfagas@bear.com

Rating Agency Contacts

Name:	Telephone:	E-Mail:
Moody’s Rishi Salwan	(212) 553-1314	rishi.salwan@moodys.com

Standard and Poor’s Amy Samuels	(212) 438-2874	amy_samuels@sandp.com